SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934
                             (Amendment No.    )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                          PRECISION STANDARD, INC.
              (Name of Registrant as Specified in Its Charter)


                            GORSUCH KIRGIS L.L.C.
                  (Name of Person(s) Filing Proxy Statement
                        if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.
     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                          PRECISION STANDARD, INC.
                        1225 17th Street, Suite 1800
                           Denver, Colorado 80202
                               (303) 292-6565

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 12, 1997

TO THE SHAREHOLDERS OF PRECISION STANDARD, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Precision Standard, Inc., a Colorado corporation (the "Company"), will be held at the Westin Hotel Tabor Center, 1672 Lawrence, Denver, Colorado 80202, on Monday, May 12, 1997, at 10:00 a.m. Mountain Daylight Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1. The election of five (5) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

     2. The ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the calendar year ended December 31, 1996 and the calendar year ending December 31, 1997;

     3. The approval of certain amendments to the Nonqualified Stock Option Plan to conform with recent amendments to SEC Rule 16b-3, and to permit greater flexibility in the administration of the Plan;

     4. The approval of certain amendment to the Incentive Stock Option and Appreciation Rights Plan to conform with recent amendments to SEC Rule 16b-3, and to permit greater flexibility in the administration of the Plan; and

     5. The transaction of such other business as properly may come before the meeting or any adjournment thereof.

     A Proxy Statement explaining the matters to be acted upon at the meeting is enclosed. Please read it carefully.

     Only holders of record of the $.0001 par value common stock of the Company at the close of business on Friday, April 4, 1997, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The Proxies are being solicited by the Board of Directors of the Company.

     All Shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a Proxy will not affect your right to vote in person if you attend the Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS

Denver, Colorado                        MATTHEW L. GOLD
April 14, 1997                             PRESIDENT

                          PRECISION STANDARD, INC.
                        1225 17th Street, Suite 1800
                           Denver, Colorado 80202
                               (303) 292-6565
                          -------------------------

                               PROXY STATEMENT
                          -------------------------

                       ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 12, 1997

                             GENERAL INFORMATION


     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Precision Standard, Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders (the "Meeting") to be held at the Westin Hotel Tabor Center, 1672 Lawrence, Denver, Colorado 80202, on Monday, May 12, 1997, at 10:00 a.m., Mountain Daylight Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's Shareholders on or about April 14, 1997.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by (i) giving a later dated written revocation of Proxy to the Company, or (ii) providing a later dated amended Proxy to the Company, or (iii) voting in person at the Meeting. The expense of soliciting Proxies, including the cost of preparing, assembling and mailing this Proxy material to Shareholders, will be borne by the Company. It is anticipated that solicitations of Proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit Proxies personally or by telephone, without additional salary or compensation to them.
Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for the reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid Proxies will be voted in accordance therewith at the Meeting.

                    SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's $.0001 par value common stock ("Common Stock"), with each share entitled to one vote. Only Shareholders of record at the close of business on Friday, April 4, 1997, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On April 4, 1997, the Company had 12,523,896 shares of Common Stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding Common Stock represented in person or by Proxy and entitled to vote will constitute a quorum at the Meeting.


                        SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of the Company's Common Stock owned beneficially, as of April 4, 1997, by any person who is known to the Company to be the beneficial owner of 5% or more of such Common Stock, and, in addition, by each Director and nominee for Director of the Company, by certain named Executive Officers, and by all Directors and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons. For purposes of this disclosure, the amount of the Company's Common Stock beneficially owned is the aggregate number of shares of the Common Stock outstanding on such date plus an amount equal to the aggregate amount of Common Stock which could be issued upon the exercise of stock options or warrants within 60 days of such date.


                                AMOUNT AND NATURE
                                  OF BENEFICIAL
NAME OF BENEFICIAL OWNER            OWNERSHIP       PERCENT OF CLASS

Matthew L. Gold                 8,836,630 shares          67.2%
1225 17th Street, Suite 1800      directly and
Denver, Colorado 80202            indirectly(1)

Donald C. Hannah                  62,125 shares             *
6400 East Cactus Wren Road         directly(2)
Paradise Valley, Arizona 85253

Admiral George E. R. Kinnear II  110,425 shares             *
20 RoaringRock Road                directly(3)
York Harbor, Maine 03909

J. Ben Shapiro, Jr.               23,000 shares             *
One Midtown Plaza, #1200           directly(4)
1360 Peachtree Street
Atlanta, Georgia 30309

General Thomas C. Richards        15,375 shares             *
29688 Softwind Circle              directly(5)
Fair Oaks Ranch, Texas 78015


Bank of America National        4,215,753 shares          25.2%
 Trust and Savings Association     directly(6)
555 S. Flower Street
Los Angeles, California 90071

All Directors and Executive     9,047,555 shares          68.1%
Officers as a Group               directly and
(5 Persons)(7)                    indirectly(8)

------------------

(1) Includes 1,000,000 shares held by Arapahoe Capital Management, Inc., a corporation controlled by Mr. Gold. Includes options to purchase 620,000 shares. See "Executive Compensation."
(2) Consists of options to purchase 62,125 shares. See "Compensation of Directors."
(3) Includes options to purchase 42,125 shares. See "Compensation of Directors."
(4) Includes options to purchase 22,000 shares. See "Compensation of Directors."
(5) Consists of options to purchase 15,375 shares. See "Compensation of Directors."
(6) In March 1996, the Company renegotiated its Senior Subordinated Loan which it had obtained from Bank of America in 1988 pursuant to which the Company had granted to the Bank a warrant to purchase 4,215,753 shares of the Company's Common Stock. The warrant is now the subject of a repurchase agreement over a period of six quarters ending October 31, 1998. The Company has the right to repurchase the warrant with cash or by the issuance of Common Stock with a value equal to the difference between the approximate $0.24 warrant exercise price and the fair market value of the Common Stock on specified dates.
(8)  Includes options to purchase 761,625 shares.

*Less than one percent.

CHANGE IN CONTROL

     As far as is known to the Board of Directors or the management of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which might, at a subsequent date, result in a change in control of the Company.


                            ELECTION OF DIRECTORS

     The Board of Directors recommends the election as Directors of the five (5) nominees listed below. The Board's recommendation as nominees includes all of the Directors elected at the last annual meeting of Shareholders, except for Walter M. Moede who resigned as a Director effective December 31, 1996. The five nominees, if elected, will hold office until the next annual meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. IT IS INTENDED THAT SHARES REPRESENTED BY PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS A CONTRARY DIRECTION IS INDICATED. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company currently held by him, and the period during which he has served as a Director:


                      ALL POSITIONS AND OFFICES    PERIOD SERVED AS
      NAME      AGE     HELD WITH THE COMPANY   DIRECTOR OF THE COMPANY

Matthew L. Gold   54    Chairman, President,         Since 12/31/86
                        Chief Executive Officer
                        and Director

Donald C. Hannah  64    Director                     Since 2/15/91

Admiral George E.R.
  Kinnear II      69    Director                     Since 3/2/93

J. Ben Shapiro,
   Jr.            54    Director                     Since 12/12/94

General Thomas C.
  Richards        67    Director                     Since 8/14/95


     Admiral George E. R. Kinnear II also serves as a Director of Compaq Computer, a publicly held company engaged in the business of manufacturing and marketing computers. Donald C. Hannah also serves as a Director of Franchise Finance Company of America, a real estate investment trust company, which is a publicly held company, and as a Director of Samoth Capital, a merchant bank which is also a publicly held company. Except for the foregoing, none of the nominees hold directorships in any other company having a class of securities registered under the Securities Exchange Act of 1934, as amended, or in any company registered as an investment company under the Investment Company Act of 1940, as amended.


                    MEETINGS AND COMMITTEES OF THE BOARD

     The Company has an Executive Committee which has as its primary function director-level review and approval of non-routine matters of significance during the periods between scheduled meetings of the Board of Directors. During 1996 the Committee consisted of Matthew L. Gold, Walter
M. Moede and Admiral George E.R. Kinnear II. Mr. Moede resigned as a member of the Board of Directors, and hence the Committee, as of December 31, 1996. The Committee held no meetings during the last calendar year.

     The Company has an Audit Committee comprised of Matthew L. Gold, Donald C. Hannah and J. Ben Shapiro, Jr., which oversees the accounting controls for the Company. This Committee held two meetings during the last calendar year, one of which was by unanimous written consent. Pursuant to the requirements of the Company's Nasdaq National Market agreement, a majority of the Audit Committee consists of outside Directors.

     The Company also has a Compensation Committee, which Committee makes recommendations on executive compensation and selects those persons eligible to receive grants of options and appreciation rights under the Company's Incentive Stock Option and Appreciation Rights Plan and the Nonqualified Stock Option Plan. The Committee is composed of Donald C. Hannah, Admiral George E. R. Kinnear II and General Thomas C. Richards. This Committee held six meetings during the last calendar year, three of which were by unanimous written consent.

     The Board of Directors held nine meetings during the last calendar year, one of which was by unanimous consent. There were no incumbent Directors who during the last fiscal year attended fewer than 75% of the aggregate of all meetings of the Board and of all committees of the Board on which he serves.


               DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below are the names of all Directors and Executive Officers of the Company, all positions and offices held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during the last five years:

     MATTHEW L. GOLD. Mr. Gold has been Chairman, President and Chief Executive Officer of the Company since January 1987. He has also been Chairman of Pemco Aeroplex, Inc., Air International Incorporated and Space Vector Corporation, wholly-owned subsidiaries of the Company, since September 1988. He has also been President of the Company's subsidiaries, Pemco Air Services System, Inc., Pemco Capital Corporation, Pemco Nacelle Services, Inc. and Pemco World Air Services, Inc. since their inceptions in November 1991, October 1992, January 1993 and April 1993, respectively. From 1984 to 1986, he was President of Monarch Aviation, Inc., a company primarily engaged in the business of modifying and maintaining large transport aircraft, and later, Pemco Engineers, Inc., a company primarily engaged in the business of manufacturing aircraft cargo systems, both of which are predecessors of the Company.

     DONALD C. HANNAH. Mr. Hannah was appointed as a member of the Board of Directors in February 1991. He currently serves as Chairman and Chief Executive Officer of U.S. Properties, Inc., a real estate acquisition and marketing company, positions he has held since December 1992. Mr. Hannah has been Chairman of the Board of Hannah Marine Corp. of Lemont, Illinois, a marine transport company, since 1956. He serves on the Board of Managers for American Bureau of Shipping, a classification society in the marine industry, as Chairman of the Arizona Presidents Organization, and as a Director of the Camper Clubs of America. He is also a Director of two publicly traded companies, Franchise Finance Corporation of America, a real estate investment trust company, and Samoth Capital Corporation, a merchant bank.

     GEORGE E. R. KINNEAR II. Admiral Kinnear was appointed as a member of the Board of Directors in March 1993. He formed his own consulting company, Kinnear & Associates, in January 1995. He was Chairman of the Board and Chief Executive Officer of Energy Point, a gasoline servicing company, from July 1992 until January 1995. He was Chairman of the Board of The Retired Officers Association, a service company for retired military officers, from October 1992 to October 1994. Prior to that time he served briefly as Vice Chairman and Chief Executive Officer of New England Digital, a computer company, from February 1992 to June 1992. Admiral Kinnear was Executive Vice President and Interim President from November 1988 to January 1992 of the University of New Hampshire. Before that he was Senior Vice President and Vice President of Grumman Corp., an aerospace company, from October 1982 to October 1988. He retired as a four star Admiral from the U.S. Navy in September of 1982 after thirty-seven years of service. Admiral Kinnear currently serves as a Director of Compaq Computer, a publicly traded company which manufactures and markets computers. He also serves as a Trustee of the Aerospace Corp., the Naval Aviation Museum, the U.S. Navy Hermitage Foundation, the Strawbery Banke Historical District, and the Center for the Study of the Presidency.

     J. BEN SHAPIRO, JR. Mr. Shapiro was appointed as a member of the Board of Directors in December 1994. He has been a partner at the law firm of Shapiro Fussell Wedge Smotherman & Martin in Atlanta, Georgia since its formation in October 1970.

     THOMAS C. RICHARDS. General Richards was appointed as a member of the Board of Directors in August 1995. He has been President of National Security Industrial Association of Washington, D.C., a nonprofit corporation, from September 1995 until March 1997. He served as a consultant and as a member of the Board of Directors for each of First American Bank of Bryan, Texas, Cubic Defense Systems of San Diego, California and Mantech International of Fairfax, Virginia, the latter two companies being involved in the aviation and defense industry, from February 1992 to September 1995. Prior to that time, he was appointed by the President as the Administrator of the Federal Aviation Administration from May 1991 to January 1992, after having served on the Aviation Security and Terrorism Commission which was formed by the President to review the Pan Am 103 accident. General Richards retired as a four star General from U.S. Air Force in November 1989 after 33 years of service, the last three of which were spent commanding the day to day operations of the U.S. European Command. He currently serves as a Trustee of the U.S. Air Force Academy Falcon Foundation.

     The Company's Executive Officers are elected by the Board of Directors at the first meeting after each annual meeting of Shareholders, and hold office until the next such meeting of Directors or their earlier resignation or removal.

     Other than the executive employment agreements with the Company's Executive Officer, there is no arrangement or understanding between any such Director or Executive Officer and any other person or persons pursuant to which he was or is to be selected as a Director or Executive Officer nor is there any family relationship between or among any of the Company's Directors or Executive Officers. See "Executive Compensation - Agreements with Executive Officers."


                           EXECUTIVE COMPENSATION

                         SUMMARY COMPENSATION TABLE

     The following table sets forth the executive compensation of the Company's Chief Executive Officer, together with the former Executive Vice President, and Vice President-Corporate Development for each of the Company's last three fiscal years:



                                    Annual Compensation

                                                       Other
                                                      Annual
   Name and                   Salary       Bonus   Compensation
Principal Position  Year      ($) (1)     ($) (2)     ($) (3)

Matthew L. Gold,    1996    $506,500    $200,000  $        0
   CEO              1995     501,500     200,000   44,244(6)
                    1994     493,333     150,000           0

Walter M. Moede,    1996    $266,500    $100,000  $ 8,073(9)
   Executive Vice   1995     262,500     100,000   33,802(6)
   President (8)    1994     261,667     125,000           0

C. Fredrik Groth,   1996    $142,244    $  5,000 $ 6,859(12)
   Vice President   1995     131,200      20,000           0
   Corporate(11)    1994     113,600           0           0
   Development



                                             Long-Term Compensation
                                                     Awards

                                                        Securities
                                       Restricted       Underlying
   Name and                               Stock         Options/
Principal Position      Year          Award(s) ($)      SARs (#)(4)(5)

Matthew L. Gold, CEO    1996            $     0                220,000
                        1995                  0                      0
                        1994         150,000(7)                100,000

Walter M. Moede,        1996            $     0                110,000
   Executive Vice       1995                  0                      0
   President(8)         1994         25,000(10)                 50,000

C. Fredrik Groth,       1996            $     0                      0
   Vice President       1995                  0                  2,500
   Corporate(11)        1994                  0                 10,000


(1) The salaries for Messrs. Gold and Moede include Directors' fees as follows: 1996, $26,500 and $26,500, 1995, $21,500 and $22,500, and
     1994, $30,000 and $30,000, respectively.
(2) The cash bonuses awarded to Messrs. Gold and Moede in 1995 and 1996 have not been paid. The 1994 bonuses were structured to consist of a combination of restricted stock grants and cash which have been paid.
(3) None of the named Executive Officers received perquisites or other personal benefits the aggregate annual amount of which was the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for such Executive Officers.
(4) Of Mr. Gold's grant for 1996, options to purchase 128,015 shares were incentive stock options/SARs and options to purchase 91,985 shares were nonqualified stock options. Of Mr. Moede's grant for 1996, all of the options to purchase shares were incentive stock options/SARs. Options granted to Messrs. Gold and Moede for 1994 were nonqualified stock options.
(5)  All of Mr. Groth's grants were for nonqualified stock options.
(6) Messrs. Gold and Moede were reimbursed in the amounts shown for their relocation expenses when the Company established executive offices in Denver, Colorado in 1995.
(7) Mr. Gold's grant of 90,563 shares of restricted stock vested as to one-eighth of the shares each quarter beginning January 1, 1995, all of which are now vested. The Company does not expect to pay any dividends on any shares in the forthcoming year.
(8) Mr. Moede resigned as Executive Vice President and Chief Financial Officer and as a Director of the Company effective December 31, 1996.
(9) Consists of additional relocation expenses reimbursed to Mr. Moede for when the Company established executive offices in Denver, Colorado 1995.
(10) Mr. Moede's grant of 15,094 shares of restricted stock vested as to one-eighth of the shares each quarter beginning January 1, 1995, all of which are now vested. No dividends were paid on the stock during the vesting period.
(11) Mr. Groth's position and title was changed in May 1996 to Group Vice President - Aircraft Maintenance and Modification and he is no longer considered an Executive Officer.
(12) Mr. Groth was reimbursed in the amount shown for his relocation expenses when he was relocated by the Company from Denmark to Denver, Colorado in May 1996.


                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth the information concerning individual grants of stock options and appreciation rights during the last fiscal year to each of the named Executive Officers:



                      Individual Grants

           Number of
          Securities  Percent of Total
          Underlying    Options/SARs       Exercises
           Options/      Granted to         Or Base
             SARs       Employees in         Price     Expiration
   Name   Granted(#)     Fiscal Year        ($/Sh)        Date
-----------------------------------------------------------------

M.L. Gold   100,000(1)      30.3%          $1.89068       6-17-01
             91,985(2)      27.9%            1.0469      12-11-06
             28,015(1)       8.5%            1.1516      12-11-01

W.M. Moede   50,000(3)      15.2%           $1.7188       6-17-06
             60,000(3)      18.2%            1.0469      12-11-06

C.F. Groth           0         0%               N/A           N/A



                               Potential Realizable
                                 Value at Assumed
                               Annual Rates of Stock
                                Price Appreciation
                                  for Option Term


   Name                      5%($)                10%($)
--------------------------------------------------------

M.L. Gold                   $30,299             $ 87,746
                             60,668              153,116
                              5,170               14,972

W.M. Moede                  $54,142             $136,645
                             39,573               99,874

C.F. Groth                      N/A                  N/A


(1)  Represents five-year incentive stock options in tandem with SARs.
(2)  Represents ten-year nonqualified stock options in tandem with SARs.
(3) Represents ten-year incentive stock options in tandem with SARs which expired March 31, 1997. See "Agreements with Executive Officers."


           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information concerning each exercise of stock options during the last fiscal year by each of the named
Executive Officers and the fiscal year end value of unexercised options:

<CAPTION

                                           Number of        Value of
                                          Securities       Unexercised
                                          Underlying      In-the-Money
            Shares                        Unexercised     Options/SARs
          Acquired on       Value       Options/SARs at     at Fiscal
 Name    Exercise (#)   Realized ($)  Fiscal Year-End (#) Year-End ($)

                                         Exercisable/     Exercisable/
                                         Unexercisable    Unexercisable

M.L. Gold   115,278        $51,155       620,000/0(1)      $63,939/$0

W.M. Moede     0             $0          356,111/0(2)      $75,901/$0

C.F. Groth     0             $0        21,347/29,722(3)    $7,047/$352


(1) Of Mr. Gold's options, exercisable options to purchase 327,985 shares represent nonqualified stock options, and the remaining options are incentive stock options granted in tandem with SARs. Options which vested on January 1, 1997 are included as exercisable.
(2) All of Mr. Moede's options expired March 31, 1997. See "Agreements with Executive Officers."
(3)  All of Mr. Groth's options represent nonqualified stock options.


                                PENSION PLANS

     All of the Executive Officers named above are eligible participants in the Pemco Aeroplex, Inc. Pension Plan (the "Pension Plan"). The following table sets forth the annual retirement benefits payable under the Pension Plan upon retirement at age 65 based on an employee's assumed average annual compensation for the five-year period preceding retirement and assuming actual retirement on January 1, 1997. The Pension Plan is a tax qualified defined benefit plan and is subject to certain maximum benefit provisions. The retirement plan benefit formula is equal to (a) plus (b):

(a)  Earnings portion of formula

     - 1% of the employee's final average compensation for the last five years of benefit service not to exceed $150,000 for 1996, less $6,600,

     TIMES

     - the employee's years of credited service (not to exceed 30 years),

     PLUS

(b) $144 times the employee's years of credited service (not to exceed 30 years).

     The compensation utilized for the Pension Plan formula benefit includes base pay and does not consider bonuses.


Remuneration                   Years of Service

                   15           20           25           30
--------------------------------------------------------------
$125,000        $19,920      $26,560      $33,200      $39,840
 150,000         23,670       31,560       39,450       47,340
 175,000         23,670       31,560       39,450       47,340
 200,000         23,670       31,560       39,450       47,340
 225,000         23,670       31,560       39,450       47,340
 250,000         23,670       31,560       39,450       47,340
 300,000         23,670       31,560       39,450       47,340
 400,000         23,670       31,560       39,450       47,340
 450,000         23,670       31,560       39,450       47,340
 500,000         23,670       31,560       39,450       47,340


Assumes:  1.   Remuneration is latest 5-year average annual salary.
          2.   Retirement is at age 65 or later.
          3.   No joint and survivor option elected.

     To date, none of the Executive Officers have earned a material level of vested benefits under the Pension Plan.

     Certain amendments to the tax laws reduced the amount of benefits available to some of the Executive Officers under the Pension Plan in plan years beginning after December 1993. In recognition of these changes, the Compensation Committee has agreed to adopt a supplemental pension plan for these Executive Officers to compensate them for the lost benefits under the Pension Plan. It is expected that such a plan will be adopted in 1997.

401(K) PLAN

     On November 2, 1990, the Board of Directors adopted a 401(k) Savings Plan for employees of the Company and its subsidiaries effective October 1, 1990 (the "401(k) Plan"), which is qualified under Subsection 401(k) of the Internal Revenue Code. All employees of the Company and its subsidiaries who (i) are not covered by any collective bargaining agreement, (ii) have attained age 21 and (iii) have completed one year of service, may join the 401(k) Plan. The 401(k) Plan provides a method for employees to choose between receiving all their compensation now or deferring some pre-tax income by investing in the 401(k) Plan until retirement. Deferred amounts representing up to 15% of compensation per calendar year (not to exceed $9,500 in 1997) are deposited into the Plan where they may earn income tax-free until distribution. Although the 401(k) Plan allows for matching contributions by the Company, none have been made as of the date of this Proxy Statement. The 401(k) Plan currently is administered by an Administrative Committee composed of four employees of the Company who are not Executive Officers or Directors of the Company. Directors who are not also employees of the Company are not eligible to participate. Mr. Gold is a participant in the 401(k) Plan and his amounts of deferred compensation are included in the Summary Compensation Table set forth above.


                              PERFORMANCE GRAPH

     Set forth below is a line graph and a table comparing the yearly percentage change in the cumulative total shareholder returns on the Company's Common Stock with the cumulative total returns of the Standard & Poor's 500 Stock Index, Standard & Poor's Aerospace/Defense Stock Index and Standard and Poor's Airline Stock Index as prepared by Standard & Poor's Compustat - Custom Business Unit. While the Securities and Exchange Commission's rules only require the Company to provide a comparison to a broad equity market index (Standard & Poor's 500) and a published industry line of business index (Standard & Poor's Aerospace), the Company believes that it is helpful to provide shareholders with a comparison to an index which reflects the business climate in which many of the Company's customers operate (Standard & Poor's Airlines). The Company's performance may be influenced by the airline industry and the business environment surrounding such industry. The line graph and table cover the five year period from January 1992 through December 1996 and represents the total value of a $100 investment in each security/market index on the last trading day of December, 1991. All dividends are assumed to be reinvested.



               COMPARATIVE FIVE YEAR TOTAL CUMULATIVE RETURNS
                     PRECISION STANDARD, S&P 500 INDEX,
             S&P AEROSPACE/DEFENSE INDEX AND S&P AIRLINES INDEX

                                       Years Ending
               Base
              Period
Company/Index  Dec91   Dec92     Dec93     Dec94     Dec95     Dec96
--------------------------------------------------------------------
PRECISION STANDARD,
   INC.         100  199.83    757.58    336.70    168.35    231.48
S&P 500 INDEX   100  107.62    118.46    120.03    165.13    203.05
AEROSPACE/
   DEFENSE-500  100  105.20    136.83    148.01    244.94    327.64
AIRLINES-500    100   89.34     93.81     65.46     95.59    104.80


                        COMPENSATION COMMITTEE REPORT


     The Compensation Committee (the "Committee") of the Board of Directors of Precision Standard, Inc. (the "Company") is composed of outside directors who are not employees of the Company and who qualified as "disinterested persons" under former Rule 16b-3 adopted under the Securities Exchange Act of 1934. At the direction of the Board of Directors, the Committee prepared the following report on April 2, 1997 for inclusion in this Proxy Statement to comply with the rules of the Securities and Exchange Commission.

     The Company's executive compensation program has been designed to enable the Company to attract, motivate, and retain key senior management by providing a fully competitive total compensation package based on performance. It is intended to reward the key executive for long-term strategic planning and management, enhancement of shareholder value and improving Company performance compared to performance levels of comparable companies in the industry. Of equal importance, it is designed to attract and retain those key executives who are critical to the long-term success and competitiveness of the Company.

     The key components of the executive compensation program are: (1) salary, which is based on the individual officer's level of responsibility and comparisons to the executive positions in the Company, its subsidiaries and comparable companies in the industry; (2) cash bonus awards, which are based on individual performance and the performance of the Company for the year, measured primarily, but not exclusively, in the profitability of the Company; (3) equity incentive, in the form of stock options, stock appreciation rights and stock grants, which are intended to increase the motivation for the Company to improve its financial position and long-term success as measured by the Company's share price and book value per share; and (4) employment agreements, which are designed to provide long-term security to the key executive in exchange for long-term commitments and agreements not to enter into competition with the Company. The overall objective of the program is to provide rewards to the key executives commensurate with the benefits received by the shareholders from the efforts of those executives.

     Under this program, the Company has entered into a long-term employment agreement with the Company's Chief Executive Officer, Matthew
L. Gold, effective June 1, 1993 and amended March 11, 1994. Pursuant to the employment agreement, Mr. Gold's annual base salary was $480,000 in 1994. Because of the severe constraints on the Company's cash flow in 1995 and 1996, Mr. Gold's salary has not been increased since 1994 notwithstanding the requirement in his employment agreement that he receive a minimum increase of 5% each year. In 1996, the Committee resolved that the Company will pay, on a retroactive basis, all of the salary increases required by Mr. Gold's employment agreement when the Company's cash flow position is stronger.

     The Committee acknowledges the extraordinary and successful efforts of Mr. Gold and the other officers over the past two years in the face of a number of critical situations for the Company, virtually none of which were within those officers' control. These diligent efforts resulted in the Company's receipt of $33.1 million in settlement proceeds from the Company's Requests for Equitable Adjustment ("REAs") filed in respect of certain of the costs it incurred on its KC-135 contract with the U.S. Government and the subsequent paydown of $15 million of the Company's debt to its primary lender, as well as a renegotiation of its agreements with that lender. Accordingly, the Committee believes that Mr. Gold's efforts in 1996 were once again extraordinary and of considerable value to the Company and its shareholders.

     In its April 17, 1996 report, the Committee noted that in light of the Company's still limited cash flow and the negative financial results reported by the Company in 1995, it had determined that it would not grant cash bonuses at that time to the two executive officers on account of their 1995 performance, notwithstanding the Committee's belief that such performance had been exemplary and deserving of reward. The Committee recognized that, because of the Company's cash flow problems in 1994 and 1995, other cash bonuses awarded to these officers had not yet been paid or were structured to consist of a combination of restricted stock grants and cash which had been only partially paid.

     In light of the receipt of the $25 million in proceeds of the second REA in October of 1996, however, the Committee concluded that the efforts of Mr. Gold and Mr. Moede in obtaining this extraordinary benefit for the Company should not remain unrewarded and granted to Messrs. Gold and Moede cash bonuses of $200,000 and $100,000, respectively, on account of their efforts in 1995 along with stock option grants of 220,000 shares to Mr. Gold and 110,000 shares to Mr. Moede. Because the Company was then suffering from diminished profitability and cash flow caused by the United Auto Workers strike at the Company's Birmingham and Leeds facilities, those 1995 bonuses have not yet been paid and the Committee deferred any consideration of the cash bonus or stock option grant for Mr. Gold on account of his efforts in 1996.


Dated:  April 2, 1997                    DONALD C. HANNAH
                                         ADMIRAL GEORGE E.R. KINNEAR II
                                         GENERAL THOMAS C. RICHARDS


COMPENSATION OF DIRECTORS

     The Company currently has an arrangement whereby each Director earns an annual retainer of $18,000, and $1,000 plus expenses for attendance at each meeting of the Board of Directors and related activities. The Directors also earn $1,000 plus expenses in connection with attendance at each meeting of the Audit Committee, the Executive Committee and the Compensation Committee, excepting when a Committee meets in conjunction with a full Board meeting. Directors who are employees of the Company are eligible to receive stock options under either of the Company's stock option plans. Outside Directors are eligible to receive options under the Company's Nonqualified Stock Option Plan (the "Nonqualified Plan") only.

     Pursuant to the Nonqualified Plan, outside Directors receive fully vested options on December 10 of each year. The number of shares subject to options granted in any such year is equal to one share of Common Stock for each two dollars of Director's base compensation (annual retainer plus meeting fees for an assumed minimum of four meetings or, currently, $22,000) paid to the Director during the calendar year in which the option is granted.

     In November 1990, the Board of Directors adopted a three-year retirement benefit for the Directors of the Company, payable after they retire or otherwise terminate their service as a Director of the Company. In December 1993, the Board of Directors amended the retirement benefit. Directors retiring from the Company after that date are entitled to benefits as follows:

                                   UNDER FIVE       FIVE OR MORE
   RETIREMENT BENEFIT PAYABLE   YEARS OF SERVICE  YEARS OF SERVICE

           - 1st Year                $4,500            $9,000
           - 2nd Year                $3,000            $6,000
           - 3rd Year                $1,500            $3,000


     All current Directors, as well as two former Directors, Admiral Wesley L. McDonald (who retired as a Director effective May 16, 1995) and Walter M. Moede (who resigned as a Director effective December 31, 1996), are currently entitled to or are eligible for benefits according to the benefits schedule in effect at the time of such Director's retirement.
For purposes of entitlement to the benefits schedule shown above, Messrs. Gold and Hannah have or are deemed to have five years of service. Upon retirement, this benefit is paid to former Directors on a quarterly basis for the three-year term of the benefit. The Board of Directors has determined that Directors are asked to retire from the Board at age 70-1/2 years.

AGREEMENTS WITH EXECUTIVE OFFICERS

     In 1993, the Company entered into employment agreements with each of the individuals named in the Summary Compensation Table. Each of these agreements includes payments to be received upon the voluntary or involuntary termination of the Executive Officer's employment. The terms and conditions of each of these agreements is described below.

     Pursuant to an agreement effective June 1, 1993 and amended March 11, 1994, Mr. Gold is engaged as President, Chief Executive Officer and Chairman of the Board for an initial term of five years commencing June 1, 1993. On each June 1 following 1993, the agreement is automatically extended for an additional year unless the Company or Mr. Gold gives notice more than ninety days before May 31 of such year. Because no such notice was given in 1996, the agreement currently expires in 2001.

     The agreement provides for an initial annual base salary of $440,000, with the base salary for subsequent years to be determined by the Board of Directors on the basis of merit and the Company's financial success and progress, provided that the annual base salary in each year shall be at least 5% higher than the previous year's annual base salary. Mr. Gold is also entitled to bonuses as determined by the Board of Directors in its sole discretion, and is entitled to vacation and other employee benefits under the Company's employee benefit plans.

     Under the agreement, Mr. Gold is entitled to various amounts on the termination of his employment depending on the reasons for such termination. Upon his death or disability Mr. Gold or his designated beneficiary will be entitled to receive his then annual base salary for the greater of two years or the remaining term of the agreement together with any bonuses determined to be due and payable by the Board of Directors. Upon Mr. Gold's voluntary or involuntary termination, he is entitled to specified severance amounts. Upon voluntary termination (i.e., resignation by Mr. Gold other than as a result of a change of duties, compensation or benefits following a change in control of the Company), Mr. Gold will be entitled to continue to receive his annual base salary plus the average annual bonus awarded to him by the Board of Directors during the three preceding years (the "Average Bonus") for a period of one year. Upon involuntary termination (i.e. any termination other than voluntary termination, termination by mutual agreement, or termination as a result of death, disability or normal retirement), Mr. Gold will be entitled to 2.99 times the sum of his then annual base salary and the Average Bonus.

     Pursuant to an agreement, effective June 1, 1993 and amended March 11, 1994, Mr. Moede was engaged as Executive Vice President and Chief Financial Officer of the Company for an initial term of three years commencing June 1, 1993. On each June 1 following 1993, the agreement was automatically extended for an additional year unless the Company or Mr. Moede gave notice more than ninety days before May 31 of such year. Mr. Moede resigned as an Executive Officer and Director of the Company effective December 31, 1996.

     The agreement provided for an initial annual base salary of $220,000, with the annual base salary for subsequent years to be determined by the Board of Directors on the basis of merit and the Company's financial success and progress, provided that the annual base salary in any subsequent year would not be less than the initial base salary. Mr. Moede was also entitled to bonuses as determined by the Board of Directors in its sole discretion and was entitled to vacation and other employee benefits under the Company's employee benefit plans.

     Provisions of Mr. Moede's agreement regarding amounts payable upon his death, disability or other termination of his employment with the Company paralleled those of Mr. Gold's agreement described above.
Pursuant to the terms of his agreement, because Mr. Moede did not give six months prior notice to the Company of his resignation, Mr. Moede was not entitled to receive the benefits provided in his agreement for voluntary termination. He is, however, entitled to receive the three year retirement benefit for directors who have served for five or more years. See "Compensation of Directors."

     Pursuant to an agreement effective June 1, 1993, Mr. Groth was engaged as Vice President - Corporate Development for an initial term of three years commencing June 1, 1993. The agreement is automatically extended for additional one-year periods unless the Company or Mr. Groth gives notice more than ninety days before May 31, 1996 or May 31 of any subsequent year for which the agreement has previously been extended. Because no such notice was given in 1996, the agreement currently expires in 1999.

     The agreement with Mr. Groth provides for an initial annual base salary of $100,000, with the annual base salary for subsequent years to be determined by the Chief Executive Officer of the Company and approved by the Board of Directors on the basis of merit and the Company's financial success and progress, provided that the annual base salary in any subsequent year of the agreement shall not be less than the initial base salary. Mr. Groth is entitled to bonuses as determined by the Chief Executive Officer and approved by the Board of Directors on the basis of merit and the Company's financial success and progress, and is entitled to vacation and other employee benefits under the Company's employee benefit plans.

     Under the employment agreement, Mr. Groth is entitled to various amounts on the termination of his employment depending on the reasons for such termination. Upon termination by reason of his death Mr. Groth's designated beneficiary or his estate will be entitled to his annual base salary for the greater of two years or the remaining term of the agreement, together with any bonuses determined to be due and payable by the Company's Board of Directors. Upon termination by reason of his disability Mr. Groth will be entitled to his then annual base salary for the greater of six months or the remaining term of the agreement together with any bonuses which the Company's Chief Executive Officer with the approval of the Board of Directors determines to be due and payable to Mr. Groth. Upon Mr. Groth's voluntary termination Mr. Groth is entitled to a lump sum payment of $1,000. In the case of Mr. Groth's involuntary termination, Mr. Groth will be entitled to one times his annual base salary.

     In May of 1996, Mr. Groth was relocated by the Company from Denmark to the Company's offices in Denver, Colorado and his title was changed to Group Vice President - Commercial Aircraft Maintenance and Modification. Although Mr. Groth's compensation continues to be governed by the agreement described above, he is no longer considered an Executive Officer of the Company.

     Other than as described above, the Company has no compensation plan or arrangement with any individual named in the Summary Compensation Table above whereby the implementation of such plan or arrangement results or would result from the resignation, retirement or other termination of that individual's employment with the Company or from a change in control of the Company.


                   TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company's Consolidated Tire subsidiary previously leased warehouse and office facilities from Monarch Properties, a sole proprietorship owned by Matthew L. Gold, the Company's Chairman, President and Chief Executive Officer. This lease was cancelled in December 1990. Although the lease was not due to expire until December 1992, Mr. Gold agreed to accept $147,000 to cancel the remaining term, which amount represented 80% of the present value of the remaining rental payments.
The Company paid $26,840 of this obligation in cash and reduced the amount of indebtedness of Mr. Gold and Monarch Properties to the Company, as described below. As additional consideration to the Company, Mr. Gold also waived and released claims that he may have had against the Company at that time for certain expenses or advances paid by him on behalf of the Company.

     Prior to the surrender and exchange of the Consolidated Tire warehouse lease discussed above, Mr. Gold and Monarch Properties were indebted to the Company in the amount of $132,947 and $167,037, respectively. These debts had been incurred as a result of various advances made by the Company, and were repayable in equal installments over five years beginning in 1990. After the application of the remaining $120,160 reduction attributable to the surrender of the Consolidated Tire lease, the total debt was reduced to $179,824. In November of 1991, Pemco Engineers, Inc. completed the 1988 sale of its Stanton, California facility to Monarch Properties by delivering the September 26, 1988 deed to Monarch Properties in exchange for a promise to pay $90,000. The $90,000 sales price was the same as the purchase price paid by Pemco Engineers in 1988 shortly before the September 26, 1988 deed to Monarch Properties. As a result of this new obligation, the total indebtedness of Monarch Properties and Mr. Gold to the Company and its subsidiaries increased to $269,824 as of December 31, 1991. The obligation remains outstanding as of the date hereof and the Company has no arrangement or understanding with Mr. Gold as to the timing of any repayment thereof.
The Company has for the past several years owed Mr. Gold various amounts as the result of cash bonuses which were granted by the Compensation Committee but never paid. There are, however, no plans or agreements to setoff the unpaid bonuses against Mr. Gold's obligations to the Company at this time.

     On April 16, 1996, Mr. Gold and the Company entered into a standby financing commitment which provided for the extension by Mr. Gold of up to $2.0 million in short-term advances upon demonstration of certain need factors by the Company. The commitment contained cross default provisions to the Company's principal loan agreements and required the payment by the Company of a commitment fee of 2%, or $40,000 to Mr. Gold. No advances were made by Mr. Gold under the commitment, which expired in January 1997. The Company believed that Mr. Gold's willingness to extend the commitment under the then existing circumstances was of significant value to the Company and its business and that the consideration paid to Mr. Gold for the commitment was no more than would have been paid in an arms length transaction with an unaffiliated third party (if any such third party transactions had been available, which the Company considered unlikely under the circumstances).

   * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


                APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As a result of a desire to compare the quality, timeliness and price of the auditing services of Coopers & Lybrand L.L.P. ("C&L"), which had served as the Company's independent auditors since 1988, with its competitors, in 1996 the Audit Committee directed the officers of the Company to solicit bids from several public accounting firms. C&L declined to submit a bid and informed the Company of its decision by letter dated December 30, 1996.

     The reports of C&L on the financial statements of the Company for each of the two fiscal years in the period ended December 31, 1995 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In the opinion of management of the Company, the financial statements contained in the Company's report on Form 10-Q for the third quarter of 1996 appropriately reflect all business transactions and all adjustment necessary for a fair presentation of the financial position and the results of operations of the Company for the periods presented.

     During the Company's two audited fiscal years (1994 and 1995) and as of December 30, 1996, the unaudited interim year (1996), there were no "disagreements" (as that term is used in Item 304 of Regulation S-K) between C&L and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


     In a report on Form 8-K dated December 30, 1996 filed with the Securities and Exchange Commission ("SEC"), the Company authorized C&L to respond fully to the inquiries of the Company's successor accountant and requested that C&L provide the Company with a letter addressed to the SEC, as required by Item 304(a)(3) of Regulation S-K, so that the Company could file such letter with the SEC within ten business days after the filing of its report.

     On January 3, 1997, the Company provided a draft of the December 30, 1996 Form 8-K to C&L. The draft of the Form 8-K provided to C&L was identical to the Form 8-K filed with the SEC on January 6, 1997 except that the final (a copy of which was provided to C&L on January 6, 1997) included as an additional exhibit a copy of the letter dated December 20, 1996 from Matthew L. Gold, the President of the Company, to C&L soliciting a bid for the annual audit for the year ending December 31, 1996. C&L's response to the Form 8-K was made in a letter dated January 3, 1997, in which C&L stated that it agreed with the statements made in the Form 8-K.

     On January 14, 1997, after review of the bids solicited from several public accounting firms, the Audit Committee of the Board of Directors of the Company approved the engagement of Arthur Andersen LLP as the Company's independent auditors for the year ended December 31, 1996 and for the year ending December 31, 1997.

     At the direction of the Board of Directors, the ratification of the appointment of Arthur Andersen LLP for the year ended December 31, 1996 and the year ending December 31, 1997 is being presented to the Shareholders for approval at the Meeting. It is expected that a representative of Arthur Andersen LLP will be present at the Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he so desires.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC
ACCOUNTANTS FOR THE CALENDAR YEAR ENDED DECEMBER 31, 1996 AND THE CALENDAR YEAR ENDING DECEMBER 31, 1997.

   * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                              PROPOSAL TO AMEND
                     THE NONQUALIFIED STOCK OPTION PLAN

     The Nonqualified Stock Option Plan (the "NQSO Plan") was adopted by the Company in September of 1989 and amended April 17, 1992, May 17, 1994 and May 29, 1996. It is now proposed to approve amendments to the NQSO Plan to (i) eliminate the requirement that members of the Compensation Committee administering the NQSO Plan be disinterested persons as had been previously required by Rule 16b-3; (ii) while the Committee is expected to continue to administer the NQSO Plan for the foreseeable future, permit the Board of Directors to make grants of stock options or otherwise administer the NQSO Plan if and to the extent such administration would be consistent with applicable law; (iii) permit the Board of Directors or the Committee administering the NQSO Plan to determine the fair market value of the Company's Common Stock for purposes of the NQSO Plan by averaging the price over a period of up to 90 days preceding the grant of any stock option or stock appreciation right; (iv) permit the Board of Directors or the committee administering the NQSO Plan to make discretionary awards to non-employee Directors, to the extent consistent with applicable law; (v) require shareholder approval of amendments to the NQSO Plan only if the amendment would (A) increase the total number of shares of Common Stock authorized for issuance pursuant to the NQSO Plan or (B) require shareholder approval under applicable law; (vi) include in the amount which may be loaned to participants exercising options the amount of any tax liability incurred by them in connection with such exercise; and (vii) give the Board of Directors or the Committee administering the NQSO Plan the discretion to permit a participant to effect a net exercise of a stock option without tendering shares of the Company's stock as payment for the stock option.

     The Company believes that these changes are important to provide flexibility to the Compensation Committee in its administration of the NQSO Plan, to encourage stock ownership by employees and management and to permit the Compensation Committee and the Board of Directors to continue to provide incentives to promote the financial success and progress of the Company.

     Below is a summary description of the NQSO Plan, as it is proposed to be amended:

     ADMINISTRATION

     The Compensation Committee of the Board of Directors of the Company administers the NQSO Plan. The Compensation Committee currently consists of Messrs. Hannah, Kinnear and Richards. Subject to the terms of the NQSO Plan, as amended, the Compensation Committee has the authority to determine to whom stock options and stock appreciation rights will be awarded, the number of shares covered by each such award, the exercise or purchase price per share, the time or times at which stock options and stock appreciation rights will be awarded, and other terms and provisions governing the stock options and stock appreciation rights (including whether stock options will have reload authorization). The Compensation Committee also has the authority to determine the terms of stock grants, including the number of shares of stock in each award and may impose conditions on awards, such as a vesting schedule, which may differ from one award to another. The interpretation or construction by the Compensation Committee of the NQSO Plan or any stock options, stock appreciation rights or stock grants awarded under it will be final.

     Prior to the proposed amendments, all members of the Committee were required to be "disinterested persons" as that term had been defined in Rule 16b-3 under the Exchange Act. Insofar as Rule 16b-3 has been amended to delete this requirement, the NQSO Plan is also proposed to be amended to remove the requirement. In addition, the NQSO Plan is being amended to permit the Board of Directors to administer the NQSO Plan if and to the extent that such administration would be consistent with applicable law.

     UNDERLYING SECURITIES

     The securities underlying stock options, stock appreciation rights and stock grants under the NQSO Plan are shares of the Company's Common Stock. Pursuant to the NQSO Plan, the maximum number of shares of Common Stock that may be issued will not exceed 1,500,000 shares. Pursuant to the terms of the NQSO Plan, shares subject to stock options or stock appreciation rights which for any reason expire or are terminated unexercised as to such shares may again be the subject of an award under the NQSO Plan. In addition, for purposes of calculating the maximum number of shares which may be issued under the NQSO Plan, only shares issued as a result of an exercise of stock appreciation rights are counted. Similarly, only the net shares issued are counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of stock options.

     The market value of the total shares authorized under the NQSO Plan as of April 4, 1997 was $1,875,000.

     ELIGIBLE EMPLOYEES AND OTHERS

     Stock options, stock appreciation rights and stock grants may be granted under the NQSO Plan to employees, officers, directors, consultants and independent contractors of the Company. Stock options granted under the NQSO Plan are not intended to be incentive stock options (within the meaning of Section 422 of the Internal Revenue Code [the "Code"]). As of December 31, 1996, the Company had approximately 101 employees and other persons eligible to receive stock options, stock appreciation rights and stock grants. Employees are eligible to receive stock options, stock appreciation rights or stock grants for no more than an aggregated 750,000 shares each under the NQSO Plan.

     The Compensation Committee determines the number of shares of the Company's Common Stock covered by any award made to Executive Officers or other employees under the NQSO Plan. The Committee's discretion in granting awards to non-employee directors is limited. See "Stock Option Grants to Outside Directors."

     STOCK OPTION GRANTS TO OUTSIDE DIRECTORS

     Without any action of the Committee, grants of stock options are made once each calendar year on December 10 and such grants are for one option to purchase a share of Common Stock for each two dollars of director's compensation paid to the director during the calendar year of the grant (annual retainer plus meeting fees for an assumed minimum of four meetings -- currently $22,000). The exercise price for such stock options is the fair market value determined in accordance with the NQSO Plan based on a valuation period of 30 days. See "Stock Option Price and Duration" below. Upon approval of the proposed amendments, the Committee would have discretion in granting stock options, stock appreciation rights and stock grants to non-employee directors, including members or the Committee, only to the extent permitted by applicable law.

     Prior to the proposed amendments, the exercise price for automatic stock options was determined by reference to a single quoted price on the date of grant and the Committee had no discretion in making awards to non-employee directors.

     STOCK OPTION PRICE AND DURATION

     The exercise price per share of stock options granted by the Compensation Committee under the NQSO Plan cannot be less than fifty percent of the fair market value of the Common Stock on the date of grant. The exercise price of stock options granted to officers and directors may not be less than one hundred percent of the market price of the Company's Common Stock on the date of grant.

     Pursuant to the proposed amendments, "fair market value" means (a) if there is an established market for the Company's Common Stock on a stock exchange, in an over-the-counter market or otherwise, the mean of the highest and lowest quoted selling prices on the valuation date, or (b) if there were no such sales on the valuation date, then in accordance with Treas. Reg. Sec. 10.2031-2 or successor regulations. Unless otherwise specified by the Committee at the time of grant or in the NQSO Plan (as in the case of automatic grants to Committee members), the valuation date for purposes of determining fair market value is the date of grant. The Committee may, however, specify in any grant of a stock option or stock appreciation right that, instead of the date of the grant, the valuation date shall be a valuation period of up to ninety (90) days preceding the date of grant, and fair market value for purposes of such grant shall be the average over the valuation period of the mean of the highest and lowest quoted selling prices on each date on which sales were made in the valuation period.

     Prior to the proposed amendments, the fair market value referred to a single quoted price on the date of grant.

     The NQSO Plan requires that each stock option expire on the date specified by the Compensation Committee, but not more than 10 years from its date of grant.

     EXERCISE OF STOCK OPTIONS AND PAYMENT FOR STOCK

     Exercise of a stock option under the NQSO Plan is effected by a written notice of exercise delivered to the Company at its principal office together with payment for the shares in full in cash, or shares of Common Stock, or a combination thereof. Payment may also be made by delivery of notice and irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

     If the proposed amendments are approved, the Committee may, in its discretion and subject to ratification by the entire Board of Directors, loan one or more participants all or a portion of the exercise price, together with the amount of any tax liability incurred by the participant as a result of the exercise of the option, for up to three (3) years with interest payable at the prime rate quoted in the WALL STREET JOURNAL on the date of exercise. Non-employee directors may receive such loans for the exercise of their options without Committee approval or Board ratification. With respect to loans made to officers and directors of the Company, approval of the amendments to the NQSO Plan, will be deemed to be preapproval by, and/or prior notification of, the shareholders for all loans permitted by, and subsequently made pursuant to, the NQSO Plan for purposes of the Colorado Business Corporation Act. In addition, pursuant to the amendments, the Committee or the Board of Directors may elect to permit a participant to effect a net exercise of a stock option without tendering shares of the Company's stock as payment for the stock option. In such an event, the participant would be deemed to have paid for the exercise of the option with shares of the Company's stock and would receive from the Company a number of shares equal to the difference between the shares that would have been tendered and the number of options exercised.

     Prior to the proposed amendments, a participant who desired to use shares of the Company's stock in payment of the exercise price for the stock option being exercised was required to tender a stock certificate for the appropriate number of shares of the Company's stock sufficient to pay the exercise price. Prior to the proposed amendments, net exercises and loans were not expressly permitted.

     RELOAD OPTIONS

     The Compensation Committee may, concurrently with the award of stock options, authorize "Reload Options". If a stock option is granted with reload authorization and the stock option is exercised in whole or in part by the delivery of shares of Common Stock, a Reload Option will automatically be granted at the time of such exercise for the number of shares delivered as payment of the exercise price. Any Reload Option granted pursuant to such authorization will have an exercise price equal to the fair market value on the date of exercise of the underlying stock option and will be exercisable from six months after such date through the remaining term of the underlying stock option. Reload Options are exercisable in the same manner as the underlying stock option.

     NONTRANSFERABILITY OF STOCK OPTIONS

     No transfers of stock options are permitted, except that a stock option may be transferred by will or by the laws of descent and distribution.

     STOCK APPRECIATION RIGHTS

     A stock appreciation right entitles its holder to receive from the Company, at the time of exercise, an amount equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over a specified price fixed by the Compensation Committee not less than 100 percent of the fair market value of a share of Common Stock on the date of grant, multiplied by the number of shares as to which the holder is exercising the stock appreciation right. The Compensation Committee may, in granting stock appreciation rights, provide that such rights are alternative to a specified stock option.

     EXERCISE OF STOCK APPRECIATION RIGHTS

     Exercise of a stock appreciation right under the NQSO Plan is effected by written notice to the Company at any time prior to its stated expiration, which can be no more than 10 years from the date of grant. If the stock appreciation right is alternative to a stock option, the stock option will be deemed canceled to the extent the stock appreciation right is exercised.

     STOCK GRANTS

     A stock grant may be awarded with or without conditions, such as a vesting schedule. A stock grant which is subject to conditions, such as a vesting schedule, is not transferable or assignable and may not be hypothecated. The Company may require employees and other recipients of stock grants to submit to the Company an amount sufficient to pay withholding taxes due under any state or federal law prior to delivery of stock.

     PLAN BENEFITS

     Set forth below in tabular form are the benefits or amounts received by or allocated to each of the named persons or groups under the NQSO Plan to date. The Compensation Committee determines the number of stock options, stock appreciation rights and stock grants which may be awarded to employees, officers, directors, consultants and independent contractors of the Company under the NQSO Plan. Because such number, if any, is entirely in the discretion of the Compensation Committee, the future benefits or amounts to be received by or allocated to those persons, except for the outside directors, are not determinable. There are four outside directors eligible to receive stock options through the provisions for automatic grants to outside directors described above. See "Stock Option Grants to Outside Directors."



                                  NQSO PLAN

NAME AND POSITION                 DOLLAR VALUE ($)(1)  NUMBER OF SHARES

Matthew L. Gold, Chairman of the
 Board, Chief Executive Officer
 and President(2)                         -0-               327,985

Executive Officer Group (1 person)(3)     -0-               327,985

Non-Executive Officer Director
 Group (4 persons)(4)                     -0-               141,625

Nominee for Director Group (5 persons)(5) -0-               469,610

Associate of Director, Executive
Officer or Nominee Group (0 persons)      -0-                 -0-

5% or More Recipient Group
 (1 person)(3)                            -0-               327,895

Non-Executive Officer Employee
 Group (101 persons)                      -0-               440,086
-----------------------

(1) All options have been granted at not less than the fair market value on the date of grant. The value to the grantee is solely dependent on the increase in the stock price.
(2) Mr. Gold was granted 136,000 options in 1993, 100,000 options in 1994 and 91,985 options in 1996.
(3) Certain former Executive Officers have received options under the NQSO Plan which have not been included in this table.
(4) Mr. Hannah was granted 9,000 options in 1991, 8,625 options in 1992, 11,500 options in 1994, and 11,000 options in each of 1995 and 1996. Admiral Kinnear was granted 5,000 options in 1993 and 11,000 options in each of 1994, 1995 and 1996. Mr. Shapiro was granted 11,000 options in each of 1995 and 1996. General Richards was granted 4,375 options in 1995 and 11,000 options in 1996.
(5)  Includes Messrs. Gold, Hannah, Kinnear, Shapiro and Richards.


     AMENDMENT, SUSPENSION AND TERMINATION

     The Board or Compensation Committee may terminate or amend the NQSO Plan in any respect at any time, except that, without the prior approval of the shareholders, (a) the total number of shares that may be issued under the NQSO Plan may not be increased; and (b) no change may be made that would require shareholder approval under applicable law. No amendment, suspension or termination of the NQSO Plan will, without the consent of the person who has received a stock option, stock appreciation right or stock grant subject to conditions, alter or impair any of that person's stock options, stock appreciation rights or stock grants subject to conditions or obligations under any stock option, stock appreciation right or stock grant award prior to that amendment, suspension or termination.

     Prior to the proposed amendments, shareholder approval was also required for any amendment which (a) would modify the minimum exercise price of stock options, Reload Options and stock appreciation rights; (b) expand the class of persons to whom stock options, stock appreciation rights and stock grants may be awarded and (c) change the maximum number of shares which may be subject to stock options, stock appreciation rights and stock grants to each employee under the NQSO Plan. In addition, the NQSO Plan previously included a limit on the number of amendments to the formula grants for non-employee directors which was previously required (as it applied to members of the Committee) under Rule 16b-3.

     MISCELLANEOUS

      The Company is not obligated to issue shares with respect to any stock option, unless the exercise of the stock option and the issuance and delivery of the shares complies with all relevant provisions of state and federal law. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock divided, stock split or reverse stock split, an appropriate and proportionate adjustment in the maximum number and kind of shares as to which stock options, stock appreciation rights or stock grants may be awarded under the NQSO Plan will be made, together with a corresponding adjustment to the number and kind of shares allocated to outstanding unexercised stock options and stock appreciation rights. The Company is entitled, in appropriate circumstance, to withhold the amount of any withholding or other tax due in connection with the exercise of rights under the NQSO Plan. No stock options, stock appreciation rights or stock grants will be awarded under the NQSO Plan after July 10, 1999.

     FEDERAL INCOME TAX CONSEQUENCES

     All stock options granted under the NQSO Plan will be Nonqualified Stock Options and will be taxed in accordance with Section 83 of the Code and the Regulations issued thereunder. The following general rules are applicable to United States holders of such Nonqualified Stock Options and to the Company for Federal income tax purposes under existing law:

     1. The optionee does not realize any taxable income upon the grant of a Nonqualified Stock Option, and the Company is not allowed a business expense deduction by reason of such grant.

     2. The optionee will recognize ordinary compensation income at the time of exercise of a Nonqualified Stock Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company will require employees to make appropriate arrangements for the withholding of taxes on this amount.

     3. When the optionee sells the shares, he or she will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (i.e., the exercise price plus the amount taxed to the optionee as compensation income). If the optionee holds the shares for longer than one year, this gain or loss will be a long-term capital gain or loss.

     4. In general, the Company will be entitled to a tax deduction in the year in which compensation income is recognized by the optionee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE NONQUALIFIED STOCK OPTION PLAN.

     * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                              PROPOSAL TO AMEND
           THE INCENTIVE STOCK OPTION AND APPRECIATION RIGHTS PLAN

     The Incentive Stock Option and Appreciation Rights Plan (the "Incentive Plan") was adopted by the Company in September of 1989 and amended April 17, 1992, May 17, 1994, and May 29, 1996. It is now proposed to approve amendments to the Incentive Plan to (i) eliminate the requirement that members of the Compensation Committee administering the Incentive Plan be disinterested persons as had been previously required by Rule 16b-3; (ii) while the Committee is expected to continue to administer the Incentive Plan for the foreseeable future, permit the Board of Directors to make grants of stock options or otherwise administer the Incentive Plan if and to the extent such administration would be consistent with applicable law; (iii) permit the Board of Directors or the Committee administering the Incentive Plan to determine the fair market value of the Company's Common Stock for purposes of the Incentive Plan by averaging the price over a period of up to 90 days preceding the grant of any stock option or stock appreciation right; (iv) require shareholder approval of amendments to the Incentive Plan only if the amendment would
(A) increase the total number of shares of Common Stock authorized for issuance pursuant to the Incentive Plan or (B) require shareholder approval under applicable law; and (v) give the Board of Directors or the Committee administering the Incentive Plan the discretion to permit a participant to effect a net exercise of a stock option without tendering shares of the Company's stock as payment for the stock option.

     The Company believes that these changes are important to provide flexibility to the Compensation Committee in its administration of the Incentive Plan, to promote stock ownership among key employees and to permit the Compensation Committee and the Board of Directors to continue to provide incentives to present and future key employees to advance the interests of the Company.


     Below is a summary description of the Incentive Plan, as proposed to be amended:

     ADMINISTRATION

     The Compensation Committee of the Board of Directors of the Company administers the Incentive Plan. The Compensation Committee currently consists of Messrs. Hannah, Kinnear and Richards. Subject to the terms of the Incentive Plan, the Compensation Committee has the authority to determine to whom stock options and/or stock appreciation rights will be granted, the number of shares covered by each such grant, the exercise or purchase price per share, the time or times at which stock options and/or stock appreciation rights will be granted, and other terms and provisions governing the stock options (including whether stock options will have reload authorization). The interpretation or construction by the Compensation Committee of the Incentive Plan or any stock option or stock appreciation right granted under it will be final.

     Prior to the proposed amendments, all members of the Committee were required to be "disinterested persons" as that term had been defined in Rule 16b-3 under the Exchange Act. Insofar as Rule 16b-3 has been amended to delete this requirement, the Incentive Plan is also proposed to be amended to remove the requirement. In addition, the Incentive Plan is being amended to permit the Board of Directors to administer the Incentive Plan if and to the extent that such administration would be consistent with applicable law.

     UNDERLYING SECURITIES

     The securities underlying stock options and stock appreciation rights under the Incentive Plan are shares of the Company's Common Stock. Pursuant to the Incentive Plan, the maximum number of shares of Common Stock that may be issued upon exercise or payment will not exceed 1,500,000 shares. Pursuant to the terms of the Incentive Plan, shares subject to stock options which for any reason expire or are terminated unexercised as to such shares may again be the subject of a grant under the Incentive Plan. In addition, for purposes of calculating the maximum number of shares which may be issued under the Incentive Plan, only shares issued as a result of an exercise of stock appreciation rights are counted. Similarly, only the net shares issued are counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of stock options.

     The market value of the total shares authorized under the Incentive Plan as of April 4, 1997 was $1,875,000.

     ELIGIBLE EMPLOYEES AND OTHERS

     Stock options and/or stock appreciation rights may be granted under the Incentive Plan to key employees (within the meaning of Section 416(i)(1)(A) of the Code). Stock options granted under the Incentive Plan, other than Reload Options (as described below), are incentive stock options (within the meaning of Section 422 of the Code). As of December 31, 1996, the Company had approximately fifteen (15) key employees. In no event may the aggregate fair market value (determined on the date of grant of a stock option) of Common Stock for which incentive stock options granted to any employee are exercisable for the first time by such employee during any calendar year (under all qualified stock option plans of the Company) exceed $100,000. Employees are eligible to receive stock options for no more than an aggregated 750,000 shares each under the Incentive Plan.

     The Compensation Committee determines the number of shares of the Company's Common Stock covered by any grant made to an Executive Officer or other key employee under the Incentive Plan. Stock options may not be granted under the Incentive Plan to non-employee Directors of the Company.

     STOCK OPTION PRICE AND DURATION

     The exercise price per share of stock options granted under the Incentive Plan cannot be less than the fair market value of the Common Stock on the date of grant, or, in the case of stock options granted to employees holding more than 10 percent of the total combined voting power of all classes of stock of the Company, 110 percent of the fair market value of the Common Stock on the date of grant.

     Pursuant to the proposed amendments, "fair market value" means (a) if there is an established market for the Company's Common Stock on a stock exchange, in an over-the-counter market or otherwise, the mean of the highest and lowest quoted selling prices on the valuation date, or (b) if there were no such sales on the valuation date, then in accordance with Treas. Reg. Sec. 10.2031-2 or successor regulations. Unless otherwise specified by the Committee at the time of grant or in the Incentive Plan (as in the case of automatic grants to Committee members), the valuation date for purposes of determining fair market value is the date of grant. The Committee may, however, specify in any grant of a stock option or stock appreciation right that, instead of the date of the grant, the valuation date shall be a valuation period of up to ninety (90) days preceding the date of grant, and fair market value for purposes of such grant shall be the average over the valuation period of the mean of the highest and lowest quoted selling prices on each date on which sales were made in the valuation period.

     Prior to the proposed amendments, fair market value referred to a single quoted price on the date of grant.

     The Incentive Plan requires that each stock option expire on the date specified by the Compensation Committee, but not more than 10 years from its date of grant. However, in the case of any stock option granted to an employee owning more than 10 percent of the total combined voting power of all classes of stock of the Company, such stock option will expire on the date specified by the Compensation Committee, but not more than 5 years from its date of grant.

     EXERCISE OF STOCK OPTIONS AND PAYMENT FOR STOCK

     Exercise of a stock option under the Incentive Plan is effected by a written notice of exercise delivered to the Company at its principal office together with payment for the shares in full in cash or by check or, at the discretion of the Compensation Committee, through delivery of shares of Common Stock having fair market value equal as of the date of exercise to the cash exercise price of the stock option, or by delivery of a combination of cash and Common Stock. If the proposed amendments are approved, the Committee may, in its discretion and subject to ratification by the entire Board of Directors, loan one or more participants all or a portion of the exercise price for up to three (3) years with interest payable at the prime rate quoted in the WALL STREET JOURNAL on the date of exercise. In addition, the Committee or the Board of Directors may elect to permit a participant to effect a net exercise of a stock option without tendering shares of the Company's stock as payment for the stock option. In such an event, the participant would be deemed to have paid for the exercise of the stock option with shares of the Company's stock and would receive from the Company a number of shares equal to the difference between the shares that would have been tendered and the number of options exercised. The Committee may also permit payment to be made by delivery of notice and irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.


     Prior to the proposed amendments, a participant who desired to use shares of the Company's stock in payment of the exercise price for the stock option being exercised was required to tender a stock certificate for the appropriate number of shares of the Company's stock sufficient to pay the exercise price, and broker instructions were not expressly permitted.

     RELOAD OPTIONS

     The Compensation Committee may, concurrently with the award of stock options, authorize "Reload Options". If a stock option is granted with reload authorization and the stock option is exercised in whole or in part by the delivery of shares of Common Stock, a Reload Option will automatically be granted at the time of such exercise for the number of shares delivered as payment of the exercise price. Any Reload Option granted pursuant to such authorization will have an exercise price equal to the fair market value on the date of exercise of the underlying stock option and will be exercisable from such date through the remaining term of the underlying stock option. Reload Options are exercisable in the same manner as the underlying stock option.

     NONTRANSFERABILITY OF STOCK OPTIONS

     No transfers of stock options are permitted, except that a stock option may be transferred by will or by the laws of descent and distribution.

     STOCK APPRECIATION RIGHTS

     A stock appreciation right entitles its holder to receive from the Company, at the time of exercise, an amount equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over a specified price fixed by the Compensation Committee not less than 100 percent of the fair market value of a share of Common Stock on the date of grant, multiplied by the number of shares as to which the holder is exercising the stock appreciation right. The Compensation Committee may, in granting stock appreciation rights, provide that such rights are alternative to a specified stock option.

     EXERCISE OF STOCK APPRECIATION RIGHTS

     Exercise of a stock appreciation right under the Incentive Plan is effected by written notice to the Company at any time prior to its stated expiration, which will be no more than 10 years from the date of grant. If the stock appreciation right is alternative to a stock option, the stock option will be deemed canceled to the extent the stock appreciation right is exercised.

     PLAN BENEFITS

     Set forth below in tabular form are the benefits or amounts to be received by or allocated to each of the named persons or groups under the Incentive Plan to date. The Compensation Committee determines the number of stock options and stock appreciation rights which may be granted to key employees under the Incentive Plan. Because such number, if any, is entirely in the discretion of the Compensation Committee, the future benefits or amounts to be received by or allocated to the key employees are not determinable.


                               INCENTIVE PLAN

NAME AND POSITION                 DOLLAR VALUE ($)(1)NUMBER OF SHARES

Matthew L. Gold, Chairman of the
 Board, Chief Executive Officer
 and President(2)                         -0-           407,293

Executive Officer Group (1 person)(3)     -0-           407,293

Non-Executive Officer Director
 Group (4 persons)                        -0-             -0-

Nominee for Director Group (5 persons)    -0-           407,293

Associate of Director, Executive
Officer or Nominee Group (0 persons)      -0-             -0-

5% or More Recipient Group
 (1 person)                               -0-           407,293

Non-Executive Officer Employee
 Group (15 persons)                       -0-             -0-


(1) All options have been granted at not less than the fair market value on the date of grant. The value to the grantee is solely dependent on the increase in the stock price.
(2) Mr. Gold exchanged 116,667 old options for 77,778 new options in 1991. He was granted 37,500 options in 1991, 100,000 options in 1992, 64,000 options in 1994 and 128,015 options in 1996.
(3) Certain former Executive Officers have received options under the Incentive Plan which have not been included in this table.


                    AMENDMENT, SUSPENSION AND TERMINATION

     The Board or Compensation Committee may suspend, terminate or amend the Incentive Plan in any respect at any time, except that, without the prior approval of the shareholders, (a) the total number of shares that may be issued under the Incentive Plan may not be increased; and (b) no change may be made that would require shareholder approval under applicable law. No amendment, suspension or termination of the Incentive Plan will, without the consent of the person who has received stock options or stock appreciation rights, alter or impair any of that person's rights or obligations under any stock option or stock appreciation right granted prior to that amendment, suspension or termination.

     Prior to the proposed amendments, shareholder approval was also required for any amendment which would (a) extend the expiration date of the Incentive Plan; (b) modify the method of determining the minimum exercise price of stock options, Reload Options and stock appreciation rights; (c) change the class of employees to whom stock options, stock appreciation rights and stock grants may be awarded; and (d) increase the maximum number of shares which may be subject to stock options, stock appreciation rights and stock grants to each employee under the Incentive Plan. To the extent that the same is required by law, including Section 422 of the Code and the Regulations thereunder, shareholder approval of these matters will still continue to be required.

     MISCELLANEOUS

      The Company's obligation to permit the exercise of any stock option or stock appreciation right is subject to the approval of any governmental authority deemed by the Compensation Committee to be required in connection with the sale or issuance of such shares. Adjustments in the number and type of shares authorized by the Incentive Plan will be made by the Compensation Committee in the event of a stock dividend, stock split, or combination or other reduction in the number of issued shares in order to prevent the dilution or enlargement of rights under stock options or stock appreciation rights. Adjustments may also be made in the event of a merger consolidation, reorganization, recapitalization sale or exchange of substantially all assets or dissolution of the Company. The Company is entitled, in appropriate circumstance, to withhold the amount of any withholding or other tax due in connection with the exercise of rights under the Incentive Plan. No stock option or stock appreciation right will be granted under the Incentive Plan after July 10, 1999.

     FEDERAL INCOME TAX CONSEQUENCES

     A. Incentive Stock Options. The following general rules are applicable for Federal income tax purposes under existing law to United States employees of the Company who receive and exercise stock options granted under the Incentive Plan that are intended to be Incentive Stock Options ("ISOs"):

     1. Generally, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon exercise of the ISO.

     2. No tax deduction is allowed to the Company upon either grant or exercise of an ISO under the Incentive Plan.

     3. If shares acquired upon exercise of an ISO are not disposed of prior to the later of (i) two years following the date the stock option was granted or (ii) one year following the date the shares are transferred to the optionee pursuant to the exercise of the stock option, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term gain or loss to the optionee.

     4. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite holding periods (a "disqualifying disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the stock option over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

     5. In any year that an optionee recognizes compensation income on a disqualifying disposition of shares acquired by exercising an ISO, the Company will generally be entitled to a corresponding deduction for income tax purposes.

     6. Any excess of the amount realized by the optionee as the result of a disqualifying disposition over the sum of (i) the exercise price and
(ii) the amount of ordinary income recognized under the above rules will be treated as either long-term or short-term capital gain, depending upon the time elapsed between receipt and disposition of such shares disposed of.

     7. The bargain element at the time of exercise of an ISO, i.e., the amount by which the fair market value of the Common Stock acquired upon exercise of the ISO exceeds the exercise price, may be taxable to the optionee under the "alternative minimum tax" provisions of the Code.

     B. Nonqualified Options. A Reload Option granted under the Incentive Plan will be a Nonqualified Option and will be taxed in accordance with Section 83 of the Code and the Regulations issued thereunder. The following general rules are applicable to United States holders of such stock options and to the Company for Federal income tax purposes under existing law:

     1. The optionee does not realize any taxable income upon the grant of a Nonqualified Option, and the Company is not allowed a business expense deduction by reason of such grant.

     2. The optionee will recognize ordinary compensation income at the time of exercise of a Nonqualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company will require employees to make appropriate arrangements for the withholding of taxes on this amount.

     3. When the optionee sells the shares, he or she will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (i.e., the exercise price plus the amount taxed to the optionee as compensation income). If the optionee holds the shares for longer than one year, this gain or loss will be a long-term capital gain or loss.

     4. In general, the Company will be entitled to a tax deduction in the year in which compensation income is recognized by the optionee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE INCENTIVE STOCK OPTION AND APPRECIATION RIGHTS PLAN.

    * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                               OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid Proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

     Under Colorado law, unless otherwise provided in the Company's Articles of Incorporation, for the election of directors, of the shares represented in person or by proxy at the meeting and entitled to vote, that number of candidates equalling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the board of directors. For the ratification of the independent public accountants and the amendments to the NQSO Plan and the Incentive Plan, of the shares represented in person or by proxy at the meeting and entitled to vote, the votes cast favoring the ratification and approving the amendments to the NQSO Plan and the Incentive Plan must exceed the votes opposing it. Abstentions and broker non-votes will be counted for purposes of establishing a quorum only. Only those votes cast for the election of directors and the proposals will be counted as votes in favor or affirmative votes.


                                ANNUAL REPORT

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 accompanies this Proxy Statement. The audited financial statements of the Company are included in such Form 10-K. Copies of the exhibits to that Form 10-K are available from the Company upon written request of a Shareholder and payment of the Company's out-of-pocket expenses.


                DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                FOR THE ANNUAL MEETING TO BE HELD IN MAY 1998

     Any proposal from a Shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in May 1998, must be received at the offices of the Company, 1225 17th Street, Suite 1800, Denver, Colorado 80202 no later than December 15, 1997, in order to be included in the Company's proxy statement and proxy relating to that meeting.


                                                            MATTHEW L. GOLD
                                                                  PRESIDENT
Denver, Colorado
April 14, 1997

                                 APPENDICES

                          PRECISION STANDARD, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Matthew L. Gold and Kathleen Page, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Precision Standard, Inc. held of record by the undersigned on April 4, 1997, at the Annual Meeting of Shareholders to be held on May 12, 1997 or any adjournment thereof.


       1.  ELECTION OF DIRECTORS.


[   ]      FOR all nominees listed below (except as marked to the
           contrary)

[   ]      WITHHOLD AUTHORITY to vote for all the nominees listed below

           Matthew L. Gold                General Thomas C. Richards
           Donald C. Hannah               J. Ben Shapiro, Jr.
           Admiral George E.R. Kinnear II

       (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, CROSS OUT THAT NOMINEE'S NAME ABOVE.)


       2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE CALENDAR YEAR ENDED DECEMBER 31, 1996 AND THE CALENDAR YEAR ENDING DECEMBER 31, 1997.

       [   ]  FOR         [   ]  AGAINST      [   ]  ABSTAIN

       3. PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO THE NONQUALIFIED STOCK OPTION PLAN TO CONFORM WITH RECENT AMENDMENTS TO SEC RULE 16B-3, AND TO PERMIT GREATER FLEXIBILITY IN THE ADMINISTRATION OF THE PLAN.

       [   ]  FOR         [   ]  AGAINST      [   ]  ABSTAIN

       3   PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO THE INCENTIVE STOCK
OPTION AND STOCK APPRECIATION RIGHTS PLAN TO CONFORM WITH RECENT
AMENDMENTS TO SEC RULE 16B-3, AND TO PERMIT GREATER FLEXIBILITY IN THE ADMINISTRATION OF THE PLAN.

       [   ]  FOR         [   ]  AGAINST      [   ]  ABSTAIN

       5. To transact such other business as may properly come before the Meeting.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

       The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

Dated:                     , 1997

                            --------------------------------------------


                            --------------------------------------------
                            Signature(s) of Shareholder(s)

                            Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.


     PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.

                                 APPENDICES

                          PRECISION STANDARD, INC.
                       NONQUALIFIED STOCK OPTION PLAN
                               March 29, 1996
                          As Amended April 1, 1997


      Section 1. PURPOSE. The purpose of the PRECISION STANDARD, INC. (the "Company") Nonqualified Stock Option Plan (the "Plan") is to provide incentives for selected persons to promote the financial success and progress of the Company by granting such persons awards ("Awards") of incentives in the form of options to purchase shares of the Company's Common Stock ("Options"), stock appreciation rights ("SARs"), and Common Stock of the Company ("Stock Grants"). An Award may consist of one or a combination of such incentives and may be made at any time or from time to time.

      Section 2.  GENERAL PROVISIONS.

                  A. ADMINISTRATION. The Plan shall be administered by the Compensation Committee, which shall be comprised of two or more independent outside directors appointed by the Board of Directors (the "Committee"). Notwithstanding the foregoing, if it would be consistent with all applicable laws, including, without limitation, Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), and the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder (including, without limitation, the regulations relating to Section 162(m) of the Code), then the Plan may be administered by the Board of Directors, and if so administered all subsequent references to the Committee shall refer to the Board of Directors. Any action of the Committee shall be taken by majority vote or the unanimous written consent of the Committee members.

                  B. AUTHORITY OF THE COMMITTEE. Subject to other provisions of the Plan, and with a view towards furtherance of its purpose, the Committee shall have sole authority and absolute discretion:

                      1.  to construe and interpret the Plan;

                      2.  to define the terms used herein;

                      3. to prescribe, amend and rescind rules and regulations relating to the Plan;

                      4. to determine the persons to whom Awards are granted;

                      5. to determine the time or times at which Awards shall be granted;

                      6. to determine the number of shares subject to each Award;

                      7.  to determine all of the other terms and
conditions of the Options, SARs, and Stock Grants awarded hereunder; and

                      8. to make all other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan.

All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

                  C. MAXIMUM NUMBER OF SHARES SUBJECT TO THE PLAN. The maximum aggregate number of shares of Common Stock subject to the Plan shall be 1,500,000, subject to adjustment as provided in Section 2.G of the Plan. The Common Stock subject to the Plan may be divided among the various types of Awards as the Committee determines in its sole discretion from time to time. For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan, (a) all shares underlying an Option (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of the Option; (b) in the case of net exercise of an Option, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of an Option; (c) all shares underlying an SAR (including the shares, if any, withheld for tax withholding requirements) shall be counted upon exercise of an SAR; and (d) all shares issued pursuant to a Stock Grant (including the shares, if any, withheld for tax withholding requirements) shall be counted when the shares are no longer subject to any conditions, such as a vesting schedule, and certificates representing such shares have been issued and delivered. If any Options or SARs granted under the Plan expire or terminate for any reason before they have been exercised, the shares subject to such Options or SARs shall again be available under the Plan.

                  D. ELIGIBILITY AND PARTICIPATION. Subject to the terms of the Plan, Awards may be granted to such employees, officers, directors, consultants and independent contractors of the Company or any Parent, Subsidiary or Affiliate of the Company, as defined below, as the Committee may select from time to time in its sole discretion. Employees of the Company are eligible to receive Awards for no more than an aggregate of 750,000 shares of the Company's Common Stock per employee under the Plan. The Committee, in its sole discretion, shall determine the number of shares of the Company's Common Stock covered by any Award made to executive officers or other employees under the Plan. Grants to non-employee directors of the Company may only be made pursuant to formula grants in the manner and amounts set forth in Section 7 hereof, provided that, if, and to the extent that, the Committee or the Board of Directors could exercise authority to determine the amount, price and timing of grants hereunder to its members, consistent with all applicable laws, including, without limitation Rule 16b-3, grants to non-employee directors may be made by the Committee or the Board of Directors as permitted by law. A person may be granted more than one Award under the Plan. As used in the Plan, the following terms shall have the following meanings:

                      1. "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Award, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                      2. "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                      3. "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

                      4. "COMMON STOCK" means shares of the Company's $.0001 par value common stock, or such other shares as are substituted pursuant to Section 2.G hereof.

                  E. EFFECTIVE DATE OF PLAN. The Plan was adopted by the Company in September 1989 and was amended April 17, 1992 and May 17, 1994. On March 18, 1996, the Committee adopted the most recent amendments to the Plan, which shall be submitted to the shareholders of the Company for their approval and adoption at a meeting to be held on May 29, 1996, or at any adjournment thereof. The shareholders shall be deemed to have approved and adopted these most recent amendments to the Plan only if they are approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of Colorado.

                  F. TERMINATION AND AMENDMENT OF PLAN. The Plan shall terminate on July 10, 1999. No Options, SARs, or Stock Grants shall be granted under the Plan after that date. Subject to the limitation contained in Section 2.H of the Plan, the Board or the Committee may at any time amend or revise the terms of the Plan, including the form and substance of the Options, SARs, and Stock Grants granted hereunder, provided that no such amendment or revision shall (i) increase the maximum aggregate number of shares that may be issued pursuant to Awards granted under the Plan, except as permitted under Section 2.G of the Plan; or (ii) effect any change to the Plan which is required to be approved by shareholders by law, including without limitation the regulations promulgated under Section 162(m) of the Code.

                  G. ADJUSTMENTS. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options, SARs, and Stock Grants may be granted under the Plan. A corresponding adjustment shall be made to the number or kind of shares allocated to unexercised Options and SARs, or portions thereof, and to unvested Options, SARs, and Stock Grants granted prior to any such change. Any such adjustment in outstanding Options or SARs shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Options or SARs, but with a corresponding adjustment in the price for each share covered by the Options or SARs.

                  H. PRIOR OPTIONS AND OBLIGATIONS. No amendment, suspension or termination of the Plan shall, without the consent of the person who has received an Award, alter or impair any of that person's Options or obligations under any Award granted under the Plan prior to that amendment, suspension or termination.

                  I. PRIVILEGES OF STOCK OWNERSHIP. Notwithstanding the exercise of any Option or SAR, or the receipt of any Stock Grant, granted pursuant to the terms of the Plan, no person shall have any of the rights or privileges of a shareholder of the Company with respect to any shares of stock until certificates representing such shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any Option or SAR, or pursuant to a Stock Grant, until there has been compliance with all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities.

                  J. RESERVATION OF SHARES OF COMMON STOCK. During the term of the Plan, the Company will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue shares of common stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Award or shares of its stock hereunder shall relieve the Company of any and all liability with respect to the nonissuance of the Award or the shares of Common Stock as to which the requisite authority shall not have been obtained.

                  K. TAX WITHHOLDING. The exercise of any Option or SAR, and the receipt of any Stock Grant, is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding obligations under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or delivery or purchase of shares pursuant thereto, then in such event, the exercise of an Option or SAR, or the receipt of a Stock Grant, shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.

                  L. FAIR MARKET VALUE. The "fair market value" of the Common Stock means (a) if there is an established market for the Company's Common Stock on a stock exchange, in an over-the-counter market or otherwise, the mean of the highest and lowest quoted selling prices on the valuation date, or (b) if there were no such sales on the valuation date, then in accordance with Treasury Regulation Section 20.2031-2 or successor regulations. With respect to the grant of Options or SARs, unless otherwise specified by the Committee at the time of grant, or in the Plan (as in the case of automatic grants to non-employee directors pursuant to Section 7 hereof), the valuation date for purposes of determining fair market value shall be the date of grant. The Committee may, however, specify in any grant of an Option or SAR that, instead of the date of grant, the valuation date shall be a valuation period of up to ninety (90) days preceding the date of grant, and fair market value for purposes of such grant shall be the average over the valuation period of the mean of the highest and lowest quoted selling prices on each date on which sales were made in the valuation period, provided, however, that if the Committee fails to specify a valuation period and there were no sales on the date of grant then fair market value shall be determined as if the Committee had specified a thirty (30) day valuation period for such determination, unless there is no established market for the Company's Common Stock in which case determination of fair market value shall be in accordance with clause (b) above.

      Section 3.  OPTIONS.

                  A. OPTION PRICE. The option price for shares acquired pursuant to the exercise of any Option, in whole or in part, shall be determined by the Committee at the time of the grant of the Option. Such option price may be less than the fair market value of the Company's Common Stock on the date of grant, but in no event shall the option price be less than fifty percent (50%) of the fair market value of the Common Stock on the date of grant. The foregoing notwithstanding, the option price of Options granted to officers or directors shall be 100% of the fair market value of the Company's Common Stock on the date of grant.

                  B. EXERCISE OF OPTIONS. Each Option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative, as determined by the Committee. No Option may be exercised for a fraction of a share of Common Stock. The option price shall be paid at the time of exercise of the Option in cash or shares of the Company's Common Stock, or in a combination thereof. If permitted by the Committee, payment may also be made by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds attributable to the purchased shares needed to pay the exercise price. If any portion of the purchase price at the time of exercise is paid in shares of Common Stock, those shares shall be tendered at their fair market value on the date of exercise. The Committee may also permit a participant to effect a net exercise of an Option without tendering any shares of the Company's Common Stock as payment for the Option. In such an event, the participant will be deemed to have paid for the exercise of the Option with shares of the Company's stock and shall receive from the Company a number of shares equal to the difference between the shares that would have been tendered and the number of Options exercised. The Committee may in its discretion and subject to ratification by the entire Board of Directors, loan one or more participants all or a porion of the exercise price, together with the amount of any tax liability incurred by the participant as a result of the exercise of the Option, for up to three (3) years with interest payable at the prime rate quoted in the Wall Street Journal on the date of exercise. Non-employee directors may receive such loans for the exercise of their Options without Committee approval or Board ratification.

                  C. ACCELERATION OF OPTIONS. Notwithstanding the first sentence of Section 3.B of the Plan, if the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any Option granted pursuant to the Plan shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no Option shall be immediately exercisable under this Section on account of any agreement of merger or other reorganization where the shareholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section is not consummated, but rather is terminated, canceled or expires, the Options granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

                  D. WRITTEN NOTICE REQUIRED. Any Option granted pursuant to the Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.

      Section 4. RELOAD OPTIONS. Concurrently with the award of Options under the Plan, the Committee may authorize reload options ("Reload Options") to purchase, for cash or shares, the number of shares of Common Stock used to exercise the underlying Option.

                  A. RELOAD OPTION AMENDMENT. Each notice evidencing the grant of an Option shall state whether the Committee has authorized Reload Options with respect to the underlying Option. Upon the exercise of an underlying Option, the Reload Option will be evidenced by an amendment to the notice of grant of the underlying Option. Reload Options shall be subject to the terms and conditions in the underlying option agreement and shall be subject to the terms and conditions set forth in the Plan.

                  B. RELOAD OPTION PRICE. The option price per share of Common Stock deliverable upon exercise of a Reload Option shall be the fair market value of a share of Common Stock on the date of exercise of the underlying Option.

                  C. TERM AND EXERCISE. Each Reload Option is fully exercisable from the date of exercise of the underlying Option and shall remain exercisable for the remaining term of the underlying Option. Reload Options may be exercised in the same manner as the underlying Options in accordance with the Plan.

                  D. TERMINATION OF EMPLOYMENT. No additional Reload Options shall be granted to participants in the Plan when an Option or Reload Option is exercised pursuant to the terms of the Plan following termination of the participant's employment or the cessation of the participant's service to the Company as a director, consultant or independent contractor.

      Section 5. STOCK APPRECIATION RIGHTS. The Committee may, from time to time in its sole discretion, grant SARs in addition to or in conjunction with Options granted hereunder, either at the time of the grant of the Options or at any subsequent time during the term of the Options. Subject to the terms of the Plan, the Committee shall determine and designate the recipients of SARs, the dates SARs are granted, the number of shares subject to SARs, the duration of each SAR, and whether SARs are alternative to any previously or contemporaneously granted Option or Reload Option ("Related Options"). SARs shall be subject to the terms and conditions and evidenced by agreements in the form determined from time to time by the Committee.

                  A. VALUE OF SARS. SARs shall entitle their holders to receive a number of shares of the Company's Common Stock equal to (i) the excess of the fair market value of a share of the Company's Common Stock on the date of exercise over a specified price fixed by the Committee, which price may not be less than 100% of the fair market value of a share of Common Stock on the date of the grant, multiplied by (ii) the number of shares as to which the holder is exercising the SAR.

                  B. DURATION. The term of an SAR granted as an alternative to an Option will be the same as the term of its Related Option; upon exercise of the SAR, the Related Option will terminate, and upon exercise of the Related Option, the SAR will terminate. The term of an SAR granted in addition to and separately from any Option shall be specified by the Committee at the time such SAR is granted.

                  C. EXERCISE OF SARS. SARs may be exercised according to their terms by providing written notice to the Company at any time prior to the expiration of the SAR. No SAR may be exercised for a fraction of a share of Common Stock. If the SAR is alternative to an Option, the Related Option shall be deemed terminated to the extent the SAR is exercised.

      Section 6. STOCK GRANTS. The Committee may, from time to time in its sole discretion, grant shares of the Company's Common Stock under the Plan. Such Stock Grants may be awarded with or without conditions, such as vesting schedules or performance requirements. Recipients of Stock Grants will not be required to pay for the acquisition of the Company's Common Stock but will be subject to tax consequences and resale restrictions.

      Section 7.  GRANTS TO OUTSIDE DIRECTORS.  Except as provided in
Section 2.D hereof, the Committee shall have no discretion to determine the amount, price or timing of grants of Awards to directors who are not employees of the Company. Grants of Awards hereunder to directors who are not employees of the Company shall be granted on December 10 of each year without further action by the Committee. Each such grant shall be for one share of Common Stock for each two dollars of director's compensation to include retainer plus four Board meetings paid to the director during the calendar year, but not to include any additional compensation for committee meetings attended not held in conjunction with Board meetings or for additional Board meetings attended beyond four; such amount to be reduced accordingly if less than four Board meetings attended. The exercise price for Options granted to outside directors shall be 100% of the fair market value of the Common Stock on the date of grant calculated in accordance with Section 2.L hereof with a valuation period of thirty
(30) days. Each Option granted in accordance with this Section shall include authorization for a Reload Option in accordance with Section 4 of the Plan.

      Section 8.  TERMS AND CONDITIONS MAY DIFFER.   The terms and
conditions of Awards granted under the Plan may differ as the Committee shall in its discretion determine so long as all Awards satisfy the requirements of the Plan.

      Section 9. DURATION OF OPTIONS AND SARS. Each Option and each SAR granted pursuant to the Plan shall expire on the date determined by the Committee which shall be not later than ten years after the date of grant and shall be subject to early termination as provided in the Plan.
Subject to the foregoing, Options granted to outside directors pursuant to
Section 7 hereof shall be fully vested on the date of grant and shall be exercisable for a period of ten years.

     Section 10. LIMITATIONS ON ACQUIRING VOTING STOCK. No Award may be granted to persons who are not officers or directors of the Company if such Award would cause that person to hold, beneficially or of record, in excess of 5% of the outstanding voting stock of the Company.

     Section 11. COMPLIANCE WITH SECURITIES LAWS. Shares of Common Stock shall not be issued with respect to any Award granted under the Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Further, each recipient of an Award hereunder shall consent to the imposition of a legend on the certificate representing the shares of Common Stock issued hereunder restricting the transferability of such shares as required by law, the Award, or by the Plan.

     Section 12. EMPLOYMENT. Each recipient of an Award, if requested by the Committee, must agree in writing as a condition of the granting of his or her Award, to remain in the employ of the Company or to remain as a consultant to the Company, or any of its Subsidiaries, following the date of the granting of that Award for a period or periods specified by the Committee, which period(s) shall in no event exceed an aggregate of four years. Nothing in the Plan or in any Award granted hereunder shall confer upon any Award recipient any right to continued employment or retainer by the Company or any of its Subsidiaries, or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that employment or consulting arrangement.

     Section 13. RIGHTS UPON TERMINATION OF EMPLOYMENT, DIRECTOR, CONSULTANT OR INDEPENDENT CONTRACTOR STATUS. If an Award recipient ceases to be employed by the Company or ceases to serve as a director, consultant or independent contractor of the Company, or any Subsidiary, for any reason other than death or retirement, his or her Award shall terminate one year from the date of the Award recipient ceases to be employed by or serve as a director, consultant or independent contractor of the Company; provided that the Committee may, in its discretion, allow Options and SARs to remain exercisable (to the extent exercisable on the date of termination of employment or retainer) for up to one additional year for each year of service to the Company by the Award recipient (up to a maximum of five years after the date of termination), unless the Option, SAR, or the Plan otherwise provides for earlier termination; and provided further that, for purposes of determining when a director no longer serves the Company, the period during which post-retirement or similar benefits are paid to the director by the Company shall be deemed to be continued service.

     Section 14. RIGHTS UPON DEATH. Except as otherwise limited by the Committee at the time of the grant of an Option or SAR, if the recipient dies while he or she is an employee, director or consultant of the Company or any Subsidiary, his or her Options and SARs shall remain exercisable for one year after the date of death, unless the Options, SARs, or the Plan otherwise provide for earlier termination. During such exercise period after death, Options and SARs may be fully exercised, to the extent that they remain unexercised on the date of the recipient's death, by the person or persons to whom the recipient's rights to the Options or SARs shall pass by will or by laws of descent and distribution.

     Section 15.  WAIVER OF VESTING RESTRICTIONS IN THE EVENT OF
RETIREMENT. Notwithstanding any provision of the Plan, in the event an Award recipient retires as an employee or director of the Company, or any Subsidiary, the Committee shall have the discretion to waive any vesting restrictions on the retiree's Options, SARs, or Stock Grants.

     Section 16. AWARDS NOT TRANSFERABLE. Awards granted pursuant to the Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. During the lifetime of the Award recipient, Options and SARs may only be exercised by that recipient or by his or her guardian or legal representative.

     Section 17. REPORTS TO SHAREHOLDERS. Upon written request, the Company shall furnish to each Award recipient a copy of its most recent Form 10-K Annual Report and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.

Adopted by the Board of Directors and approved by the shareholders of the Company on September 8, 1989. Amended and restated on June 1, 1992 and March 11, 1994. Further amended and restated on March 29, 1996, and approved by the shareholders of the Company on May 29, 1996. Amended on April 1, 1997 and proposed to be approved by the shareholders of the Company on May 12, 1997.

                                      PRECISION STANDARD, INC.

                                      Matthew L. Gold, President

                                 APPENDICES

                          PRECISION STANDARD, INC.
             INCENTIVE STOCK OPTION AND APPRECIATION RIGHTS PLAN
                               March 11, 1994
                          As Amended April 1, 1997


     1. PLAN. Options to purchase and appreciation rights for shares of the Corporation's common stock may be granted in accordance with this Plan to key employees (within the meaning of Section 416(i)(1)(A) of the Code) of the Corporation and its Subsidiaries selected by the Committee.

     2. DEFINITIONS. The "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          The "Committee" means a committee which shall be comprised of two or more independent outside directors designated by the Board of Directors of the Corporation, provided that, if the Plan is administered by the Board of Directors in accordance with Section 8 hereof, then Committee shall mean the Board of Directors.

          "Common Stock" means shares of the common stock, $.0001 par value per share of the Corporation, or such other shares as are substituted pursuant to paragraph 7(f).

          The "Corporation" means Precision Standard, Inc.

          The "fair market value" of the Common Stock means (a) if there is an established market for the Corporation's Common Stock on a stock exchange, in an over-the-counter market or otherwise, the mean of the highest and lowest quoted selling prices on the valuation date; or (b) if there were no such sales on the valuation date, then in accordance with Treasury Regulation Section 20.2031-2 or successor regulations. Unless otherwise specified by the Committee at the time of grant, the valuation date for purposes of determining fair market value shall be the date of grant. The Committee may, however, specify in any grant of an options or stock appreciation right that, instead of the date of grant, the valuation date shall be a valuation period of up to ninety (90) days preceding the date of grant, and fair marker value for purposes of such grant shall be the average over the valuation period of the mean of the highest and lowest quoted selling prices on each date on which sales were made in the valuation period, provided, however, that if the Committee fails to specify a valuation period and there were no sales on the date of grant then fair market value shall be determined as if the Committee had specified a thirty (30) day valuation period for such determination, unless there is no established market for the Corporation's Common Stock in which case the determination of fair market value shall be in accordance with clause (b) above.

          "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, stock possessing 50% or more of the total combined voting power.

     3. LIMITATION ON AGGREGATE SHARES. The number of shares of Common Stock for which options and appreciation rights may be granted under this Plan and which may be issued upon exercise or payment shall not exceed, in the aggregate, 1,500,000 shares. For purposes of calculating the maximum number of shares of Common Stock which may be issued under the plan, (a) all shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of an option; (b) only the shares issued (including the shares, if any, withheld for tax withholding requirements) as a result of an exercise of appreciation rights shall be counted; and (c) only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of an option. If any options or appreciation rights expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock or payment, the shares for which the options and appreciation rights were granted shall again be available under this Plan. The 1,500,000 shares of Common Stock may be either authorized and unissued shares, treasury shares, or a combination thereof.

     4. OPTIONS. Options to be granted under this Plan shall be incentive stock options (within the meaning of Section 422 of the Code). Subject to the terms of this Plan, the Committee shall determine and designate the recipients of options, the dates options are granted, the number of shares of Common Stock subject to option, the options prices, and the duration of options. The option price per share of Common Stock shall be fixed by the Committee at not less than 100% of the fair market value per share of Common Stock on the date of grant. Options may not be granted to any employee who at the time the option is granted owns more than 10% of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary except that options may be granted to such persons if the option price is at least 110% of the fair market value and the option by its terms is not exercisable more than five years from the date it is granted. Employees of the Corporation will be eligible to receive options for no more than an aggregate of 750,000 shares per employee under this Plan. To the extent required by the Code, the aggregate fair market value (determined at the time the option is granted) of the Common Stock for which incentive stock options are exercisable for the first time by an option holder during any calendar year (under all plans of the Corporation and its subsidiaries) shall not exceed $100,000. Options granted under this Plan shall be subject to terms and conditions and evidenced by agreements in the form determined from time to time by the Committee and shall be subject to the terms and conditions in paragraph 7.

          a. TERM OF OPTIONS. No incentive stock option shall be exercisable more than ten years after the date of grant. Subject to the five-year limitation for 10% shareholders provided in paragraph 4, options granted to employees who are directors of the Corporation shall be fully vested on the date of grant and shall be exercisable for a period of ten years.

          b. EXERCISE OF OPTIONS. Options shall be exercised by written notice to the Corporation (to the attention of the Corporate Secretary) accompanied by payment in full of the option price. Payment of the option price may be made, at the discretion of the optionee (i) in cash (including check, bank draft, or money order), (ii) by delivery of Common Stock (valued at the fair market value thereof on the date of exercise) or
(iii) by delivery of a combination of cash and Common Stock. The Committee may, in its discretion and subject to ratification of the entire Board of Directors, loan one or more participants all or a portion of the exercise price for up to three (3) years with interest payable at the prime rate quoted in the Wall Street Journal on the date of exercise.

               The Committee my also permit a participant to effect a net exercise of an option without tendering any shares of the Corporation's stock as payment for the option. In such an event, the participant will be deemed to have paid for the exercise of the option with shares of the Corporation's stock and shall receive from the Corporation a number of shares equal to the difference between the shares that would have been tendered and the number of options exercised.

               The Committee may also cause the Corporation to enter arrangements with one or more licensed stock brokerage firms whereby participants may exercise options without payment therefor but with irrevocable orders to such brokerage firm to immediately sell the number of shares necessary to pay the exercise price for the option and the withholding taxes, if any, and then to transmit the proceeds from such sales directly to the Corporation in satisfaction of such obligations.

               The Committee may, in order to prevent any possible violation of law, require the option price to be paid in cash. The right to alternative methods of payment of the option price may be limited or denied in any option agreement.

               An option shall not be exercisable (i) after the expiration of ten years from the date it is granted; (ii) unless the person exercising the option has been, at all times, during the period beginning with the date of grant of the option and ending on a date three months prior to the date of exercise employed by the Corporation except that, in the case of a disabled recipient the period is extended to twelve months prior to the date of exercise and in the case of the death of a recipient, within one year after the date of death (but in no event after the option has expired).

     5. RELOAD OPTIONS. Concurrently with the award of options to any participant under this Plan, the Committee may authorize reload options to purchase for cash or shares a number of shares of Common Stock. The number of reload options shall equal the number of shares of Common Stock used to exercise the underlying option. The grant of a reload option shall be effective upon the exercise of the underlying option, through the use of shares of Common Stock held by the optionee for at least 12 months. Notwithstanding the fact that the underlying option is an incentive stock option (within the meaning of Section 422 of the Code), a reload option is not intended to qualify as an incentive stock option (within the meaning of Section 422 of the Code).

          a. RELOAD OPTION AMENDMENT. Each notice evidencing the grant of an option shall state whether the Committee has authorized reload options with respect to the underlying option. Upon the exercise of an underlying option, the reload option will be evidenced by an amendment to the notice of grant of the underlying option. Reload options shall be subject to the terms and conditions in the underlying option agreement and shall be subject to the terms and conditions in paragraph 7.

          b. RELOAD OPTION PRICE. The option price per share of Common Stock deliverable upon exercise of a reload option shall be the fair market value of a share of Common Stock on the date of exercise of the underlying option.

          c. TERM AND EXERCISE. Each reload option is fully exercisable from the date of exercise of the underlying option and shall remain exercisable for the remaining option term of the underlying option.
Reload options may be exercised in the same manner as the underlying options in accordance with paragraph 4(b).

          d. TERMINATION OF EMPLOYMENT. No additional reload options shall be granted to any participant under this Plan when an option or reload option is exercised pursuant to the terms of this Plan following termination of the participant's employment with the Corporation.

     6. APPRECIATION RIGHTS. Subject to the terms of this Plan, the Committee shall determine and designate the recipients of appreciation rights, the dates appreciation rights are granted, the number of shares subject to appreciation rights, the duration of appreciation rights, and whether appreciation rights are alternative to any previously or contemporaneously granted option or reload option (a "Related Option"). Employees of the Corporation will be eligible to receive appreciation rights for no more than an aggregate of 750,000 shares per employee under this Plan. Appreciation rights granted to employees who are directors shall be fully vested on the date of grant and shall be exercisable for a period of ten years. Appreciation rights shall be subject to the terms and conditions and evidenced by agreements in the form determined from time to time by the Committee and shall be subject to the terms and conditions in paragraph 7.

          a. NATURE OF APPRECIATION RIGHT. An appreciation right shall entitle its holder to receive from the Corporation, at the time of its exercise, an amount equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over a specified price fixed by the Committee which shall not be less than 100% of the fair market value of a share of Common Stock on the date of grant) multiplied by the number of shares as to which the holder is exercising the appreciation right. For an appreciation right that is alternative to a Related Option, the specified price shall be the option price. The amount payable to the holder may be paid by the Corporation in Common Stock (valued at its fair market value on the date of exercise), cash or a combination of both, subject, in the case of cash or a combination of Common Stock and cash, to the consent of the Committee.

          b. EXERCISE. An appreciation right shall be exercised by written notice to the Corporation (to the attention of the Corporate Secretary) at any time prior to its stated expiration (which shall not be more than ten years after the date of grant). If the appreciation right is alternative to a Related Option, the Related Option shall be deemed canceled to the extent the appreciation right is exercised.

     7.   ADDITIONAL PROVISIONS.

          a. ADDITIONAL CONDITIONS. The Committee may at the time of granting any option or appreciation right and at any time thereafter impose additional conditions, provisions and limitations to the options or appreciation rights which the Committee deems advisable, including, but not limited to, limitations on the period within which the option or appreciation right shall be exercisable and the maximum amount of appreciation to be recognized with regard to any appreciation right.

          b. LISTING, REGISTRATION, AND COMPLIANCE WITH LAWS AND REGULATIONS. If the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to the option or appreciation right upon any securities exchange or automated quotation service or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of an option or appreciation right or the issue or purchase of shares thereunder, no option or appreciation right may be exercised or paid in Common Stock in whole or in part unless the listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee. The holder of the option or appreciation right will supply the Corporation with certificates, representations, and information that the Corporation requests and shall otherwise cooperate with the Corporation in obtaining the listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, the Committee may at any time impose any limitations upon the exercise of an option or appreciation right which, in the Committee's discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Corporation, as part of an offering of securities or otherwise, finds it desirable, because of federal or state regulatory requirements, to reduce the period during which any options or appreciation rights may be exercised, the Committee may, in its discretion and without the holders' consent, reduce the holders' exercise period on not less than 15 days written notice to the holders.

          c. CASH PAYMENTS. Options and appreciation rights may, in the Committee's discretion, provide that the holder, as soon as practicable after the holder exercises the option or appreciation right in whole or in part, will receive a cash payment in an amount that the Committee may determine, but not more than: (i) in the case of an option exercise, the excess of the fair market value of a share of Common Stock (on the date the holder recognizes taxable income) over the option price multiplied by the number of shares as to which the option is exercised, and (ii) in the case of an appreciation rights exercise, the fair market value (on the date or dates the holder recognizes taxable income) of the Common Stock and other consideration issued to the holder.

          d. NONTRANSFERABILITY. Options and appreciation rights may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the person to whom they are granted, may be exercised only by such person, or such person's guardian or legal representative.

          e. ADJUSTMENT FOR CHANGE IN COMMON STOCK. In the event of a stock dividend or stock split, or combination or other reduction in the number of issued shares, the Committee shall, in order to prevent the dilution or enlargement of rights under options or appreciation rights, make adjustments in the number and type of shares authorized by this Plan, the number and type of shares covered by, or for which payments are measured, outstanding options and appreciation rights and the prices specified therein that it determines to be appropriate and equitable. In the event of a merger, consolidation, reorganization, recapitalization or exchange of substantially all assets or dissolution of the Corporation, the rights under options and appreciation rights outstanding under this Plan will terminate, except to the extent and subject to such adjustments as may be provided, in order to prevent the dilution or enlargement of rights under options or appreciation rights, (i) by the Committee, (ii) in the terms of the merger, consolidation, reorganization, recapitalization, or plan for dissolution or sale or exchange of the assets, or (iii) in the form of agreement covering any option or appreciation right.

     8. ADMINISTRATION. This Plan shall be administered by the Committee. The Committee shall have full power to construe and interpret this Plan and options and appreciation rights granted under this Plan, to establish and amend rules for its administration, to grant options and appreciation rights under this Plan, and to correct any defect or omission or reconcile any inconsistency in this Plan or in any option or appreciation right to the extent the Committee deems desirable to carry this Plan or any option or appreciation right into effect. The Committee may, with the consent of the person entitled to exercise any outstanding option or appreciation right, amend an option or appreciation right, including reducing the exercise price of any option or appreciation right to not less than the fair market value of the Common Stock at the time of the amendment and extending the term thereof.

          All actions taken and decisions made by the Committee pursuant to this Plan shall be binding and conclusive on all persons interested in this Plan. The Committee may from time to time authorize the Chairman of the Board or the President of the Corporation to determine the dates on which options or appreciation rights shall be granted to persons designated by the Committee (other than officers or directors of the Corporation or any subsidiary) for the number of shares as the Committee shall have designated, at prices determined by or in a manner specified by the Committee.

          Notwithstanding the foregoing, if it would be consistent with all applicable laws, including, without limitation, Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3") and the Code and the regulations promulgated thereunder (including, without limitation, the regulations relating to Section 162(m) of the Code) then the Plan may be administered by the Board of Directors.

     9. TERMINATION AND AMENDMENT. The Board of Directors or the Committee at any time may suspend or terminate this Plan and make additions or amendments that it deems advisable under this Plan, except that they may not, without further approval by the Corporation's stockholders, (a) increase the maximum number of shares for which options or appreciation rights may be granted under this Plan, except pursuant to paragraph 7(f) above, (b) effect any change to the Plan which is required to be approved by shareholders by law, including without limitation, the regulations promulgated under Sections 442 and 162(m) of the Code. No option or appreciation rights shall be granted hereunder after July 10, 1999. No amendment, suspension or termination of this Plan shall, without the consent of the person who has received an option or appreciation right, alter or impair any of that person's rights or obligations under any option or appreciation right granted under this Plan prior to such amendment, suspension or termination.

     10. TAXES. The Corporation shall be entitled, if necessary or desirable, to withhold (or secure payment from the Plan participant in lieu of withholding) the amount of any withholding or other tax due from the Corporation for any amount payable and/or shares issuable under this Plan, and the Corporation may defer payment or issuance unless indemnified to its satisfaction.

     11. SHAREHOLDER ADOPTION. This Amended and Restated Incentive Stock Option and Appreciation Rights Plan (the "Amended and Restated Plan") shall be submitted to the shareholders of the Corporation for their approval and adoption at a meeting to be held on May 17, 1994, or at any adjournment thereof. The shareholders shall be deemed to have approved and adopted this Amended and Restated Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of Colorado.

     Adopted by the Board of Directors and approved by the shareholders of the Corporation on September 8, 1989. Amended and restated on June 1, 1992. Further amended and restated on March 11, 1994. Amended April 1, 1997 by the Compensation Committee and proposed to be amended by the shareholders of the Company on May 12, 1997.

                                     PRECISION STANDARD, INC.

                                     Matthew L. Gold, President


                                 APPENDICES

                          PRECISION STANDARD, INC.
             INCENTIVE STOCK OPTION AND APPRECIATION RIGHTS PLAN
                               March 11, 1994
                          As Amended April 1, 1997


     1. PLAN. Options to purchase and appreciation rights for shares of the Corporation's common stock may be granted in accordance with this Plan to key employees (within the meaning of Section 416(i)(1)(A) of the Code) of the Corporation and its Subsidiaries selected by the Committee.

     2. DEFINITIONS. The "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          The "Committee" means a committee which shall be comprised of two or more independent outside directors designated by the Board of Directors of the Corporation, provided that, if the Plan is administered by the Board of Directors in accordance with Section 8 hereof, then Committee shall mean the Board of Directors.

          "Common Stock" means shares of the common stock, $.0001 par value per share of the Corporation, or such other shares as are substituted pursuant to paragraph 7(f).

          The "Corporation" means Precision Standard, Inc.

          The "fair market value" of the Common Stock means (a) if there is an established market for the Corporation's Common Stock on a stock exchange, in an over-the-counter market or otherwise, the mean of the highest and lowest quoted selling prices on the valuation date; or (b) if there were no such sales on the valuation date, then in accordance with Treasury Regulation Section 20.2031-2 or successor regulations. Unless otherwise specified by the Committee at the time of grant, the valuation date for purposes of determining fair market value shall be the date of grant. The Committee may, however, specify in any grant of an options or stock appreciation right that, instead of the date of grant, the valuation date shall be a valuation period of up to ninety (90) days preceding the date of grant, and fair marker value for purposes of such grant shall be the average over the valuation period of the mean of the highest and lowest quoted selling prices on each date on which sales were made in the valuation period, provided, however, that if the Committee fails to specify a valuation period and there were no sales on the date of grant then fair market value shall be determined as if the Committee had specified a thirty (30) day valuation period for such determination, unless there is no established market for the Corporation's Common Stock in which case the determination of fair market value shall be in accordance with clause (b) above.

          "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, stock possessing 50% or more of the total combined voting power.

     3. LIMITATION ON AGGREGATE SHARES. The number of shares of Common Stock for which options and appreciation rights may be granted under this Plan and which may be issued upon exercise or payment shall not exceed, in the aggregate, 1,500,000 shares. For purposes of calculating the maximum number of shares of Common Stock which may be issued under the plan, (a) all shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of an option; (b) only the shares issued (including the shares, if any, withheld for tax withholding requirements) as a result of an exercise of appreciation rights shall be counted; and (c) only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of an option. If any options or appreciation rights expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock or payment, the shares for which the options and appreciation rights were granted shall again be available under this Plan. The 1,500,000 shares of Common Stock may be either authorized and unissued shares, treasury shares, or a combination thereof.

     4. OPTIONS. Options to be granted under this Plan shall be incentive stock options (within the meaning of Section 422 of the Code). Subject to the terms of this Plan, the Committee shall determine and designate the recipients of options, the dates options are granted, the number of shares of Common Stock subject to option, the options prices, and the duration of options. The option price per share of Common Stock shall be fixed by the Committee at not less than 100% of the fair market value per share of Common Stock on the date of grant. Options may not be granted to any employee who at the time the option is granted owns more than 10% of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary except that options may be granted to such persons if the option price is at least 110% of the fair market value and the option by its terms is not exercisable more than five years from the date it is granted. Employees of the Corporation will be eligible to receive options for no more than an aggregate of 750,000 shares per employee under this Plan. To the extent required by the Code, the aggregate fair market value (determined at the time the option is granted) of the Common Stock for which incentive stock options are exercisable for the first time by an option holder during any calendar year (under all plans of the Corporation and its subsidiaries) shall not exceed $100,000. Options granted under this Plan shall be subject to terms and conditions and evidenced by agreements in the form determined from time to time by the Committee and shall be subject to the terms and conditions in paragraph 7.

          a. TERM OF OPTIONS. No incentive stock option shall be exercisable more than ten years after the date of grant. Subject to the five-year limitation for 10% shareholders provided in paragraph 4, options granted to employees who are directors of the Corporation shall be fully vested on the date of grant and shall be exercisable for a period of ten years.

          b. EXERCISE OF OPTIONS. Options shall be exercised by written notice to the Corporation (to the attention of the Corporate Secretary) accompanied by payment in full of the option price. Payment of the option price may be made, at the discretion of the optionee (i) in cash (including check, bank draft, or money order), (ii) by delivery of Common Stock (valued at the fair market value thereof on the date of exercise) or
(iii) by delivery of a combination of cash and Common Stock. The Committee may, in its discretion and subject to ratification of the entire Board of Directors, loan one or more participants all or a portion of the exercise price for up to three (3) years with interest payable at the prime rate quoted in the Wall Street Journal on the date of exercise.

               The Committee my also permit a participant to effect a net exercise of an option without tendering any shares of the Corporation's stock as payment for the option. In such an event, the participant will be deemed to have paid for the exercise of the option with shares of the Corporation's stock and shall receive from the Corporation a number of shares equal to the difference between the shares that would have been tendered and the number of options exercised.

               The Committee may also cause the Corporation to enter arrangements with one or more licensed stock brokerage firms whereby participants may exercise options without payment therefor but with irrevocable orders to such brokerage firm to immediately sell the number of shares necessary to pay the exercise price for the option and the withholding taxes, if any, and then to transmit the proceeds from such sales directly to the Corporation in satisfaction of such obligations.

               The Committee may, in order to prevent any possible violation of law, require the option price to be paid in cash. The right to alternative methods of payment of the option price may be limited or denied in any option agreement.

               An option shall not be exercisable (i) after the expiration of ten years from the date it is granted; (ii) unless the person exercising the option has been, at all times, during the period beginning with the date of grant of the option and ending on a date three months prior to the date of exercise employed by the Corporation except that, in the case of a disabled recipient the period is extended to twelve months prior to the date of exercise and in the case of the death of a recipient, within one year after the date of death (but in no event after the option has expired).

     5. RELOAD OPTIONS. Concurrently with the award of options to any participant under this Plan, the Committee may authorize reload options to purchase for cash or shares a number of shares of Common Stock. The number of reload options shall equal the number of shares of Common Stock used to exercise the underlying option. The grant of a reload option shall be effective upon the exercise of the underlying option, through the use of shares of Common Stock held by the optionee for at least 12 months. Notwithstanding the fact that the underlying option is an incentive stock option (within the meaning of Section 422 of the Code), a reload option is not intended to qualify as an incentive stock option (within the meaning of Section 422 of the Code).

          a. RELOAD OPTION AMENDMENT. Each notice evidencing the grant of an option shall state whether the Committee has authorized reload options with respect to the underlying option. Upon the exercise of an underlying option, the reload option will be evidenced by an amendment to the notice of grant of the underlying option. Reload options shall be subject to the terms and conditions in the underlying option agreement and shall be subject to the terms and conditions in paragraph 7.

          b. RELOAD OPTION PRICE. The option price per share of Common Stock deliverable upon exercise of a reload option shall be the fair market value of a share of Common Stock on the date of exercise of the underlying option.

          c. TERM AND EXERCISE. Each reload option is fully exercisable from the date of exercise of the underlying option and shall remain exercisable for the remaining option term of the underlying option.
Reload options may be exercised in the same manner as the underlying options in accordance with paragraph 4(b).

          d. TERMINATION OF EMPLOYMENT. No additional reload options shall be granted to any participant under this Plan when an option or reload option is exercised pursuant to the terms of this Plan following termination of the participant's employment with the Corporation.

     6. APPRECIATION RIGHTS. Subject to the terms of this Plan, the Committee shall determine and designate the recipients of appreciation rights, the dates appreciation rights are granted, the number of shares subject to appreciation rights, the duration of appreciation rights, and whether appreciation rights are alternative to any previously or contemporaneously granted option or reload option (a "Related Option"). Employees of the Corporation will be eligible to receive appreciation rights for no more than an aggregate of 750,000 shares per employee under this Plan. Appreciation rights granted to employees who are directors shall be fully vested on the date of grant and shall be exercisable for a period of ten years. Appreciation rights shall be subject to the terms and conditions and evidenced by agreements in the form determined from time to time by the Committee and shall be subject to the terms and conditions in paragraph 7.

          a. NATURE OF APPRECIATION RIGHT. An appreciation right shall entitle its holder to receive from the Corporation, at the time of its exercise, an amount equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over a specified price fixed by the Committee which shall not be less than 100% of the fair market value of a share of Common Stock on the date of grant) multiplied by the number of shares as to which the holder is exercising the appreciation right. For an appreciation right that is alternative to a Related Option, the specified price shall be the option price. The amount payable to the holder may be paid by the Corporation in Common Stock (valued at its fair market value on the date of exercise), cash or a combination of both, subject, in the case of cash or a combination of Common Stock and cash, to the consent of the Committee.

          b. EXERCISE. An appreciation right shall be exercised by written notice to the Corporation (to the attention of the Corporate Secretary) at any time prior to its stated expiration (which shall not be more than ten years after the date of grant). If the appreciation right is alternative to a Related Option, the Related Option shall be deemed canceled to the extent the appreciation right is exercised.

     7.   ADDITIONAL PROVISIONS.

          a. ADDITIONAL CONDITIONS. The Committee may at the time of granting any option or appreciation right and at any time thereafter impose additional conditions, provisions and limitations to the options or appreciation rights which the Committee deems advisable, including, but not limited to, limitations on the period within which the option or appreciation right shall be exercisable and the maximum amount of appreciation to be recognized with regard to any appreciation right.

          b. LISTING, REGISTRATION, AND COMPLIANCE WITH LAWS AND REGULATIONS. If the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to the option or appreciation right upon any securities exchange or automated quotation service or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of an option or appreciation right or the issue or purchase of shares thereunder, no option or appreciation right may be exercised or paid in Common Stock in whole or in part unless the listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee. The holder of the option or appreciation right will supply the Corporation with certificates, representations, and information that the Corporation requests and shall otherwise cooperate with the Corporation in obtaining the listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, the Committee may at any time impose any limitations upon the exercise of an option or appreciation right which, in the Committee's discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Corporation, as part of an offering of securities or otherwise, finds it desirable, because of federal or state regulatory requirements, to reduce the period during which any options or appreciation rights may be exercised, the Committee may, in its discretion and without the holders' consent, reduce the holders' exercise period on not less than 15 days written notice to the holders.

          c. CASH PAYMENTS. Options and appreciation rights may, in the Committee's discretion, provide that the holder, as soon as practicable after the holder exercises the option or appreciation right in whole or in part, will receive a cash payment in an amount that the Committee may determine, but not more than: (i) in the case of an option exercise, the excess of the fair market value of a share of Common Stock (on the date the holder recognizes taxable income) over the option price multiplied by the number of shares as to which the option is exercised, and (ii) in the case of an appreciation rights exercise, the fair market value (on the date or dates the holder recognizes taxable income) of the Common Stock and other consideration issued to the holder.

          d. NONTRANSFERABILITY. Options and appreciation rights may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the person to whom they are granted, may be exercised only by such person, or such person's guardian or legal representative.

          e. ADJUSTMENT FOR CHANGE IN COMMON STOCK. In the event of a stock dividend or stock split, or combination or other reduction in the number of issued shares, the Committee shall, in order to prevent the dilution or enlargement of rights under options or appreciation rights, make adjustments in the number and type of shares authorized by this Plan, the number and type of shares covered by, or for which payments are measured, outstanding options and appreciation rights and the prices specified therein that it determines to be appropriate and equitable. In the event of a merger, consolidation, reorganization, recapitalization or exchange of substantially all assets or dissolution of the Corporation, the rights under options and appreciation rights outstanding under this Plan will terminate, except to the extent and subject to such adjustments as may be provided, in order to prevent the dilution or enlargement of rights under options or appreciation rights, (i) by the Committee, (ii) in the terms of the merger, consolidation, reorganization, recapitalization, or plan for dissolution or sale or exchange of the assets, or (iii) in the form of agreement covering any option or appreciation right.

     8. ADMINISTRATION. This Plan shall be administered by the Committee. The Committee shall have full power to construe and interpret this Plan and options and appreciation rights granted under this Plan, to establish and amend rules for its administration, to grant options and appreciation rights under this Plan, and to correct any defect or omission or reconcile any inconsistency in this Plan or in any option or appreciation right to the extent the Committee deems desirable to carry this Plan or any option or appreciation right into effect. The Committee may, with the consent of the person entitled to exercise any outstanding option or appreciation right, amend an option or appreciation right, including reducing the exercise price of any option or appreciation right to not less than the fair market value of the Common Stock at the time of the amendment and extending the term thereof.

          All actions taken and decisions made by the Committee pursuant to this Plan shall be binding and conclusive on all persons interested in this Plan. The Committee may from time to time authorize the Chairman of the Board or the President of the Corporation to determine the dates on which options or appreciation rights shall be granted to persons designated by the Committee (other than officers or directors of the Corporation or any subsidiary) for the number of shares as the Committee shall have designated, at prices determined by or in a manner specified by the Committee.

          Notwithstanding the foregoing, if it would be consistent with all applicable laws, including, without limitation, Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3") and the Code and the regulations promulgated thereunder (including, without limitation, the regulations relating to Section 162(m) of the Code) then the Plan may be administered by the Board of Directors.

     9. TERMINATION AND AMENDMENT. The Board of Directors or the Committee at any time may suspend or terminate this Plan and make additions or amendments that it deems advisable under this Plan, except that they may not, without further approval by the Corporation's stockholders, (a) increase the maximum number of shares for which options or appreciation rights may be granted under this Plan, except pursuant to paragraph 7(f) above, (b) effect any change to the Plan which is required to be approved by shareholders by law, including without limitation, the regulations promulgated under Sections 442 and 162(m) of the Code. No option or appreciation rights shall be granted hereunder after July 10, 1999. No amendment, suspension or termination of this Plan shall, without the consent of the person who has received an option or appreciation right, alter or impair any of that person's rights or obligations under any option or appreciation right granted under this Plan prior to such amendment, suspension or termination.

     10. TAXES. The Corporation shall be entitled, if necessary or desirable, to withhold (or secure payment from the Plan participant in lieu of withholding) the amount of any withholding or other tax due from the Corporation for any amount payable and/or shares issuable under this Plan, and the Corporation may defer payment or issuance unless indemnified to its satisfaction.

     11. SHAREHOLDER ADOPTION. This Amended and Restated Incentive Stock Option and Appreciation Rights Plan (the "Amended and Restated Plan") shall be submitted to the shareholders of the Corporation for their approval and adoption at a meeting to be held on May 17, 1994, or at any adjournment thereof. The shareholders shall be deemed to have approved and adopted this Amended and Restated Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of Colorado.

     Adopted by the Board of Directors and approved by the shareholders of the Corporation on September 8, 1989. Amended and restated on June 1, 1992. Further amended and restated on March 11, 1994. Amended April 1, 1997 by the Compensation Committee and proposed to be amended by the shareholders of the Company on May 12, 1997.

                                     PRECISION STANDARD, INC.

                                     Matthew L. Gold, President